UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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O-I GLASS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING & PROXY STATEMENT

2026

O-I Glass, Inc.

A MESSAGE FROM OUR
PRESIDENT & CHIEF EXECUTIVE OFFICER

To my Fellow Share Owners:

You are cordially invited to virtually attend the 2026 Annual Meeting of Share Owners (the “Annual Meeting”) of O-I Glass, Inc. (the “Company,” “O-I Glass,” “O-I,” or “we”) for the purpose of considering and voting upon the matters referenced in the accompanying proxy statement.

Throughout 2025, I have been continually impressed by the resilience, passion, and deep glassmaking expertise of our team. Despite a challenging business environment during the year, we leveraged our strengths – a talented and dedicated workforce, a global presence, and privileged relationships with some of the most iconic food and beverage companies in the world – to deliver strong results in 2025.

During the year, we continued our disciplined execution of our three-horizon Value Creation Roadmap, with strong progress achieved in Horizon 1: Fit to Win, our enterprise-wide program to improve cost structure through the reduction of our cost base, streamlining of our organization, and optimization of our manufacturing network to eliminate underutilized capacity and boost efficiency. These efforts delivered approximately $300 million in benefits in 2025 – significantly exceeding our original goal – and drove meaningful performance improvement.

Our transformation, however, is about more than just cost reduction – it is about instilling a new mindset for sustainable growth. We have embedded an economic profit framework across O-I, aligning decisions and investments with value creation. While our focus remains firmly on executing our Fit to Win strategy, we are laying the groundwork for Horizon 2: Profitable Growth, where we expect to leverage our improved competitive position to drive growth with key customers in core markets and attractive categories, and Horizon 3: Strategic Optionality, where we will explore new growth opportunities, such as geographical expansion, mergers and acquisitions, joint ventures, and strategic partnerships, while maintaining a strong balance sheet and returning value to share owners.

Throughout this journey, we are guided by our clear purpose: Together, we put the power of glass within reach of everyone, every day. With our purpose at the forefront and our Value Creation Roadmap in action, we remain confident in our journey ahead to improve earnings, enhance economic profit, strengthen free cash flow, and deliver sustainable, long-term value to share owners.

Thank you for your continued support and confidence in O-I Glass.

GORDON J. HARDIE

President and Chief Executive Officer

March 31, 2026

Perrysburg, Ohio

NOTICE OF 2026
ANNUAL MEETING OF SHARE OWNERS

DATE: Wednesday, May 13, 2026 AT 9:00 AM (ET) WEBCAST: www.virtualshareholder meeting.com/OI2026

Meeting Agenda

You are cordially invited to virtually attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company”) for the purpose of considering and voting upon the following matters:

		BOARD’S VOTING RECOMMENDATION	MORE INFORMATION
	PROPOSAL 1: The election of 10 directors, each to serve for a term of one year	FOR each	Page 11
	PROPOSAL 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026	FOR	Page 76
	PROPOSAL 3: An advisory vote to approve named executive officer compensation for 2025 (“Say on Pay”)	FOR	Page 77

Your Vote Is Important

Share owners as of the close of business on March 18, 2026 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. During the Annual Meeting, share owners will also be able to submit questions electronically and examine the list of share owners entitled to vote at the Annual Meeting.

VOTE IN PERSON Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.	VOTE BY INTERNET Visit www.proxyvote.com with the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	VOTE BY PHONE Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. Be sure to have the control number available.	VOTE BY MAIL Complete and sign the enclosed proxy card and return it in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
By the Board of Directors, DARROW A. ABRAHAMS Corporate Secretary March 31, 2026 Perrysburg, Ohio

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 13, 2026

The Notice of Annual Meeting and Proxy Statement and the Company’s 2025 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This is only a summary, so please refer to the full Proxy Statement and 2025 Annual Report to share owners before you vote.

ANNUAL MEETING LOGISTICS

WHEN Wednesday, May 13, 2026	WHERE Online only at: www.virtualshareholdermeeting.com/OI2026	RECORD DATE March 18, 2026

Voting guide

PROPOSAL	Election of 10 Directors (see pages 11-16)	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
1

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall perspectives that is essential to good governance and leadership of our Company.

PROPOSAL	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026 (see page 76)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
2

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. We believe Ernst & Young LLP has sufficient knowledge and experience to provide our Company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL	Advisory Vote to Approve the Company’s Named Executive Officer Compensation (“Say on Pay”) (see pages 77-78)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
3

The Board of Directors recommends that you vote FOR this “Say on Pay” advisory proposal because our executive compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

O-I GLASS, INC. 2026 PROXY STATEMENT	1

Proxy Statement Summary

OUR COMMITMENT TO A SUSTAINABLE FUTURE

We are in continuous pursuit of sustainability goals driven from a global leadership level. Our goals are purposefully ambitious and aspirational because we believe it’s what drives innovation and transformation. We believe that empowering our people under a broader sustainability umbrella with a global reach will enhance our efforts to make progress toward our sustainability goals. Our baseline year for measurement of sustainability goals is 2019 unless otherwise noted.

Momentum in Sustainable Glass Manufacturing

Our sustainability ambitions are grounded in the resilience and innovation that have defined our company for more than a century, and our early achievement of two major 2030 goals—renewable electricity and greenhouse gas emissions reduction—underscores this momentum. Building on that progress, we updated our goals in early 2025 to set more ambitious targets aligned with the Paris Agreement’s 1.5°C pathway, reinforcing our commitment to reducing environmental impact and delivering greater value for our customers. As we continue transforming our products, processes, and partnerships, we are reshaping the way we work to unleash the power of glass and support long-term competitiveness through sustainable glass manufacturing.

Key Sustainability Goals

IMPACT AREA	GOAL	2024 PROGRESS
EMISSIONS	47% GHG REDUCTION Target to reduce GHG emissions 47% by 2030 from a 2019 baseline. This aligns O-I with a 1.5°C pathway.	4,684,764 tons of CO2e, a 30% reduction from 2017 (previous O-I baseline year) to 2024.
RECYCLED CONTENT

60% RECYCLED CONTENT

Increase recycled content to 60% on average by 2030. O-I is taking a tailored approach to increase recycled content rates across its enterprise network as rates vary significantly by geography.

Total external cullet by tons packed was 41% on average in 2024.
ENERGY	80% RENEWABLE ELECTRICITY Renewable energy is a pillar in our strategy to lower carbon emissions. Our goal is to reach 80% renewable electricity use by 2030.	Global renewable electricity volume was 51% for 2024.
HEALTH & SAFETY	50% IMPROVEMENT At O-I, our goal is always zero injuries and illnesses. As we work toward that goal, we are pursuing a 50% improvement of our Total Recordable Incident Rate (TRIR) by 2030.	Total Recordable Incident Rate for O-I employees was 1.48, a 48% decrease from 2019.

Manufacturing a Lower Carbon Future

O-I is focused on reducing our impact on the environment and climate and has ambitious goals for 2030. Consideration of the environment and climate is a key aspect of our strategy, operations, capital decisions, and enterprise risk management. Our aspiration is not only to fulfill compliance requirements but to move beyond compliance, focusing on reducing our highest risks and achieving our sustainability objectives. Employees and contractors are empowered to share operational knowledge and best practices as we elevate sustainable and environmentally sound practices within our culture. O-I believes that we all share the responsibility of making the most sustainable packaging material even more sustainable.

O-I GLASS, INC. 2026 PROXY STATEMENT	2

Proxy Statement Summary

Our continuous aim is to foster the well-being of our stakeholders and the planet for today and tomorrow.

Our journey to a lower-carbon future begins with working to achieve our 2030 target to reduce GHG emissions by 47%. Between now and 2030, our strategy to attain that goal involves key levers:

●	Operational & Energy Efficiency
●	Advanced Technology
●	Energy Sourcing & Policy
●	Increasing Recycled Content

Emissions Reduction

Meeting our emissions target will require working on three aspects of the energy equation: reducing overall energy consumption, increasing energy efficiency, and supplying energy needs with renewable and other lower-carbon sources. We are working to address our climate impact by leveraging product and process innovations to transform our operations toward energy-efficient melting and lower-carbon outcomes. This includes driving lower-carbon solutions like waste heat recovery, increasing electric boosting, hybrid furnace implementation, and increased cullet usage in place of more energy-intensive raw materials. We are also transforming our manufacturing systems to be best-in-class for sourcing renewable electricity.

By the end of 2024, these efforts, coupled with certain strategic changes to our operations, resulted in a 30% reduction in scope 1 and 2 emissions from what was then our base year of 2017. We will continue to innovate our processes, utilizing existing technologies and energy sources, exploring emerging solutions.

Renewable Electricity

On our path to lower-carbon processes, we are working to increase our utilization of renewable electricity to 80% of our total load by 2030. O-I invests in procuring renewable electricity sources for our operations such as regional certificates and on-site generation projects. As of 2024, O-I has purchased renewable electricity certificates covering about 51% of our global electricity consumption.

Recycled Content

At O-I we believe that glass should never be trash. Glass is 100% recyclable, infinitely, making it an ideal package to support the circular economy. About 80% of recycled glass containers are made into new glass in as little as 30 days.1 Improving recycling is vital to offset the demand for natural resources and reduce emissions. Every ton of glass recycled saves approximately 1.16 tons of raw materials, and every 10% of recycled glass used in the manufacturing process reduces energy consumption by about 3% and carbon emissions from melting by about 5%.2 It is easy to see why we are excited about the role glass can play in our global circular economy and climate-change ambitions.

We have set a goal of increasing recycled content to a 60% global average by 2030. Globally, our glass products contained an average of 41% cullet by tons packed in 2024, and O-I holds a patent on a bottle made from 100% cullet. In Europe, we have used our innovative spirit to produce containers made of up to 100% recycled glass.

Our roadmap for increasing recycled content focuses on the recycling ecosystems around our plants and making targeted investments to find scalable solutions. We are proactively collaborating with our value chain to improve glass recycling availability in the communities where we operate. We are designing processes and partnerships for both recovery and reuse in the manufacturing process. We are collaboratively developing positive external and internal relationships, pooling available resources, and seeking stakeholder buy-in.

1 Friends of Glass

2 FEVE

O-I GLASS, INC. 2026 PROXY STATEMENT	3

Proxy Statement Summary

By building and strengthening glass recycle ecosystems, we are advancing circularity across our value chain and keeping glass in the manufacturing stream and out of landfills.

Safety

At O-I, our goal is always zero injuries and illnesses. As we work toward that goal, we are pursuing a 50% improvement of our Total Recordable Incident Rate (TRIR) by 2030.

We put the Power of Glass within reach of everyone, every day – and we do it safely. Safety is an O-I core value, and we believe everyone should finish each and every day injury and incident-free. Our Environment, Health and Safety (EHS) mission is to empower our people and engage our communities to achieve zero incidents. At O-I, all of us are accountable to act in a manner that advances us on our journey to zero incidents and seeks to reduce our impact on the environment – including meeting or exceeding compliance with applicable EHS laws and regulations.

Stop. Think. Protect. (STP) is a purpose-driven initiative that embeds safety into the way we work. STP helps us pause, assess risk, and protect each other – building a strong, consistent safety culture together.

Neither our Sustainability Report, Sustainability Report Update, Sustainability Reporting Indexes, nor any other information contained on our website is incorporated by reference into this proxy statement or any other O-I filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

O-I GLASS, INC. 2026 PROXY STATEMENT	4

Proxy Statement Summary

Our people

Human Rights

As part of our holistic approach to sustainability, we strive to maintain a safe workplace, reduce our environmental impact, and provide effective, accountable, and transparent governance. Our written Global Code of Business Conduct and Ethics (“Code of Conduct”), policies, and procedures form the foundation for our human rights protection.

Our Code of Conduct applies to all employees worldwide regardless of their role or seniority, and our suppliers. The Code of Conduct requires compliance with all laws intended to protect human rights from violations such as, child labor, forced labor, physical punishment or abuse, or human trafficking. The Code of Conduct also dictates compliance with employment laws in every country in which the Company operates, such as the freedom of individual employees to join, or refrain from joining, legally authorized associations or organizations, and to engage in collective bargaining. The Company uses this to educate and hold our employees responsible for acting lawfully and in an ethical manner.

The Company recognizes human rights definitions and works to observe those protections under the United Nations’ Universal Declaration of Human Rights and the International Labor Organization Declaration on Fundamental Principles and Rights at Work. The Company’s goals and activities surrounding human rights are connected to our commitment to relevant United Nations Sustainable Development Goals. We are resolved to consider human rights risks with the utmost seriousness and invest in our efforts to encourage our value chain, including suppliers, to uphold our high standards of ethics and compliance.

Human Capital

At O-I, we are better when we reflect the world we serve and we all feel welcome and have equal access to opportunities. We are focused on identifying opportunities to improve the sense of inclusion and belonging across our team.

We aim to create a work environment in which all individuals feel welcome to bring their whole selves to work, are treated fairly and respectfully, and are able to achieve their highest potential regardless of background. Each of these elements is imperative to allow our people to contribute fully to the organization’s success.

The Company believes these efforts are important to its long-term value and performance; however, we also recognize the need for such efforts to take into account variations in local circumstances and laws in the various locations where we operate. The Company is committed to only considering legally compliant methods for advancing these efforts. Our approach works towards modernizing our values and behaviors to build a strong culture that fosters teamwork, community, and inclusivity, increases engagement, drives productivity, and supports employee retention.

O-I GLASS, INC. 2026 PROXY STATEMENT	5

Proxy Statement Summary

OUR executive compensation highlights

The O-I Glass Compensation and Talent Development Committee is committed to working with the Company’s Board of Directors (the “Board”) and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value without taking excessive risks. Incentive program payout levels historically have been closely aligned with the returns earned by the Company’s investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis beginning on page 36, demonstrating the strong alignment of pay for performance.

Following our 2025 Annual Meeting of Share Owners and through early 2026, we engaged in a share owner outreach campaign focused on our executive compensation program in light of the 2025 Say on Pay vote, which received approximately 66% support. In connection with our outreach campaign, we extended invitations to discuss our executive compensation program to our top 15 largest share owners, representing approximately 67% of our shares outstanding, of which share owners representing approximately 44% of our shares outstanding accepted.

In these discussions, it was clear that share owners were broadly supportive of our executive compensation program, and that opposition at the 2025 Annual Meeting was based on concerns with the payments made to our former CEO upon his voluntary retirement. As a result, the Compensation and Talent Development Committee determined to retain the core compensation program for 2026 that we have utilized in prior years given investor support for that component of our executive compensation practices.

However, in recognition of our share owners’ concerns with the legacy arrangements that were in effect for our former CEO, the Compensation and Talent Development Committee subsequently reviewed our contractual arrangements with current named executive officers (“NEOs”) and reaffirmed that: (i) the legacy plans that contributed to our former CEO’s final year of compensation have been closed to new entrants for at least two decades; (ii) the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits; and (iii) no current NEO participates in these legacy plans. Accordingly, the Compensation and Talent Development Committee and the Board reaffirm and underscore the Company’s long-standing commitment —maintained for more than two decades—that no similar legacy plans for NEOs have been or will be entered into, nor will any similar historical payouts to NEOs be made, and commit to continuing its current practice of not providing tax gross-ups on executive perquisites or severance benefits.

The Compensation and Talent Development Committee will continue to monitor share owner feedback and remains committed to maintaining an open dialogue with investors regarding executive compensation and governance matters.

Additional information about our outreach efforts, feedback we received and our responses to that feedback can be found beginning on page 32.

As a result of the alignment of our compensation programs with share owners’ interests, demonstrated by more than 97% of votes cast voting in favor of the advisory Say on Pay proposal in 2023 and 2024, the Compensation and Talent Development Committee maintained the key elements of its 2024 short-term incentive (“STI”) and long-term incentive (“LTI”) programs for the 2025 compensation program. The Compensation and Talent Development Committee believes that the STI and LTI programs for 2025 continue to support the Company’s business objectives and effectively align with share owners’ interests.

O-I GLASS, INC. 2026 PROXY STATEMENT	6

Proxy Statement Summary

Further, it is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the Company’s NEOs be “variable” or “at risk” based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2025, the Chief Executive Officer (“CEO”) had 89% of his target total direct compensation “at risk” and the other NEOs (who were executive officers on December 31, 2025) had an average of approximately 70% of their target total direct compensation “at risk.”

O-I GLASS, INC. 2026 PROXY STATEMENT	7

Proxy Statement Summary

OUR CORPORATE GOVERNANCE HIGHLIGHTS

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT WE DO/HAVE

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Company’s strategy: higher earnings (adjusted earnings before interest and taxes (“EBIT”) and adjusted earnings per share (“EPS”)), greater adjusted free cash flow (“FCF”), capital efficiency (return on invested capital (“ROIC”)) and stock price (equity awards and relative total shareholder return modifier)
➢
Target Market Median Pay Levels (overall and by element) based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines which exclude unearned PSUs
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Annual Board and Committee performance self-evaluations
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT WE DO NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit Repricing of Underwater Stock Options Without Share Owner Approval
➢
Liberal Share Recycling

➢
Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
➢
Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in our incentive plans that encourage excessive risk taking

O-I GLASS, INC. 2026 PROXY STATEMENT	8

Proxy Statement Summary

AN OVERVIEW OF OUR DIRECTOR NOMINEES

The following table sets forth the name, age, tenure, and independence of each of our nominees for director and indicates the committees of the Board of Directors on which each nominee currently serves, as applicable.

				Committees
Director and Principal Occupation	Age	Director Since	Independent	Audit	Compensation & Talent Development	Nominating/ Corporate Governance
Samuel R. Chapin Former Executive Vice Chairman of Bank of America Merrill Lynch	68	2020	●	C
David V. Clark, II Former President and Chief Executive Officer of Cereal Partners Worldwide S.A.	57	2022	●		●	C
Eugenio Garza y Garza Former Chief Financial Officer of Fomento Económico Mexicano	54	2025	●	●
Gordon J. Hardie President and CEO of O-I	62	2015
John Humphrey Former Executive Vice President and Chief Financial Officer of Roper Technologies, Inc.	60	2018	●
Iain J. Mackay Former Chief Financial Officer and Executive Director at GlaxoSmithKline plc	64	2025	●	●
Hari N. Nair Chief Executive Officer of Anitar Investments LLC	66	2013	●	●	●
Cheri Phyfer Former Executive Vice President and Group President at Fortune Brands Innovations, Inc.	54	2024	●			●
Catherine I. Slater Former Senior Vice President, Global Cellulose Fibers and IP Asia at the International Paper Company	62	2020	●		C
Carol A. Williams Former Special Advisor to the Chief Executive Officer at Dow Chemical Company	68	2014	●		●	●
Number of Meetings in 2025:	Full Board: 7			11	6	7

C = Committee Chair ● = Committee Member

O-I GLASS, INC. 2026 PROXY STATEMENT	9

Proxy Statement Summary

SKILLS AND ATTRIBUTES OF OUR DIRECTOR nominees

The matrix below summarizes certain key experiences, qualifications and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details are set forth throughout this proxy statement.

	Samuel R. Chapin	David V. Clark, II	Eugenio Garza y Garza	Gordon J. Hardie	John Humphrey	Iain J. Mackay	Hari N. Nair	Cheri Phyfer	Catherine I. Slater	Carol A. Williams
Qualifications & Experience
Global Manufacturing, Supply Chain, & Safety	●	●	●	●	●	●	●	●	●	●
Senior Public Company Leadership	●	●	●	●	●	●	●	●	●	●
Market & Commercial Experience	●	●	●	●		●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●	●	●
Financial Oversight & Capital Allocation	●	●	●	●	●	●	●	●	●	●
Strategy & Corporate Development	●	●	●	●	●	●	●	●	●	●
Enterprise Risk Management	●	●	●	●	●	●	●	●	●	●
Engineering & Product Development		●		●	●		●	●	●	●
Cybersecurity, Data Privacy, & AI		●	●		●	●	●	●		●
Sustainability & Climate Oversight	●	●	●	●	●	●		●	●	●

O-I GLASS, INC. 2026 PROXY STATEMENT	10

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board believes that refreshment is important to help ensure that Board composition is appropriately aligned with the Company’s evolving business and strategic needs. The Nominating/Corporate Governance Committee has reviewed the composition of the Board for a balance of tenure, skills and perspectives on the Board and, pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the qualifications, performance and circumstances of each incumbent director. The Nominating/Corporate Governance Committee recommended all incumbent directors for re-election. The Board approved the Nominating/Corporate Governance Committee’s recommendations regarding the nomination of the incumbent directors.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 10 persons for election as directors to serve for a one-year term expiring at the 2027 annual meeting of share owners and until their successors have been elected. The nominees of the Board are: Samuel R. Chapin, David V. Clark, II, Eugenio Garza y Garza, Gordon J. Hardie, John Humphrey, Iain J. Mackay, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, and Carol A. Williams. Each nominee is currently serving as a director of the Company, has consented to being named in this Proxy Statement, and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other director nominees. The Board, however, expects all of its nominees to be available to serve.

The following is information on the persons nominated for election to the Board at the 2026 Annual Meeting:

Nominees—To be elected for terms expiring at the 2027 Annual Meeting

64 Director Since: 2020
Samuel R. Chapin Age: 68 Director Since: 2020 Committees: Audit (Chair)
Mr. Chapin’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Mr. Chapin retired in 2016 as Executive Vice Chairman of Bank of America Merrill Lynch, a multinational investment bank, after more than 30 years in banking. He served as Executive Vice Chairman of Bank of America Merrill Lynch from 2010 until 2016, during which time he was responsible for managing relationships with a number of the firm’s largest corporate clients. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and was named a Managing Director in Investment Banking in 1993, Senior Vice President and head of Merrill Lynch’s global investment banking division in 2001 and Vice Chairman in 2003. He currently serves on the boards of PHINIA Inc. and Revvity, Inc. (formerly PerkinElmer, Inc.), chairing Revvity’s audit committee, and is also an emeritus member of the Board of Trustees at Lafayette College. He also serves as a Senior Advisor with Rockefeller Capital Management. Mr. Chapin previously served as a member of the board of directors of Circor International, Inc. from January 2019 to June 2023 and chaired its audit committee. Mr. Chapin holds a B.A. in economics from Lafayette College and an M.B.A. from the Wharton School at the University of Pennsylvania.

O-I GLASS, INC. 2026 PROXY STATEMENT	11

Proposal 1: Election of Directors

David V. Clark, II Age: 57 Director Since: 2022 Committees: Compensation and Talent Development, Nominating/Corporate Governance (Chair)
Mr. Clark’s business leadership skills, extensive executive experience leading global businesses, and broad knowledge of the food and beverage industry qualify him to serve on the Company’s Board.

Mr. Clark retired in August 2023 from his role as President and Chief Executive Officer of Cereal Partners Worldwide S.A., a joint venture between General Mills, Inc. and Nestlé S.A. In this role, which he had held since 2018, he led a team of 3,800 employees across 15 manufacturing facilities worldwide. Previously, from 2001 to 2018, Mr. Clark served in roles of increasing responsibility at General Mills, including as President, Yoplait USA (2014 to 2018) and President, Haagen-Dazs Global Strategic Business Unit (2010 to 2014). He began his career at the Pillsbury Company in 1991 and remained with Pillsbury until it was acquired by General Mills in 2001. Mr. Clark currently serves on the board of directors of Nordic Naturals, Inc. He also serves as Principal of Avenir Strategies LLC. Mr. Clark holds a B.S. in Business Administration from the University of Tennessee and an M.B.A. from the University of Minnesota.

1
Eugenio Garza y Garza Age: 54 Director Since: 2025 Committees: Audit

Mr. Garza y Garza’s extensive global business experience, financial reporting expertise, and executive leadership experience in the beverage and retail industry qualify him to serve on the Company’s Board.

Mr. Garza y Garza was the Chief Financial Officer at Fomento Económico Mexicano (FEMSA, NYSE: FMX), a holding company with interests in the retail and beverage industries, from 2018 to 2024. During his tenure, he participated in FEMSA’s strategic refocus, recycling over US $10 billion in capital and unlocking more than US $29 billion in market value.

Previously, Mr. Garza y Garza was CEO of Servicios Corporativos Javer (MEXBOL: JAVER), Mexico’s largest homebuilder. In addition to his executive roles in public companies, Mr. Garza y Garza has a long career in investment banking with execution and managerial responsibilities at Goldman, Sachs & Co., Merrill Lynch Pierce Fenner & Smith, and Lazard, Inc., executing transactions globally from New York and from his native Mexico where he served as Head of local operations for the latter two. He has served as a board member of Vinci Compass Investments Ltd. since March 2026, Regional S.A.B. de C.V. since August 2025, and Vinte Viviendas Integrales, S.A.B. de C.V. since August 2024, and previously served on the board of Coca-Cola FEMSA, S.A.B. de C.V. from April 2023 to April 2024.

He holds a B.S. in Chemical Engineering with highest honors from the Monterrey Institute of Technology, along with an M.B.A. with honors from the Stanford Graduate School of Business.

O-I GLASS, INC. 2026 PROXY STATEMENT	12

Proposal 1: Election of Directors

Gordon J. Hardie Age: 62 Director Since: 2015
Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Mr. Hardie has served as the Company’s President and CEO since May 2024. Mr. Hardie retired as an executive in September 2019 having served as President, Food & Ingredients at Bunge Ltd. (NYSE: BG) (“Bunge”) – a global leader in agriculture, food and ingredients, since January 2018. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge from 2013 to 2019. In his role at Bunge, Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A advisory firm he established in 2009. Mr. Hardie previously served in leadership positions at Goodman Fielder Ltd (ASX: GFF), including as Managing Director of FG Bakeries (2003-2009) and Sales & Marketing Director and Marketing & Innovation Director (2002-2003). Mr. Hardie was previously Group General Manager – Southcorp Wines Ltd (ASX: SCW) and Vice President – Asia-Pacific, Middle East and Africa at Foster’s Brewing Group Ltd (ASX: FBG). Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from University College Cork and an M.B.A. from University College Dublin Smurfit Graduate Business School and has completed the Advanced Management Program and the AVIRA CEO program at INSEAD. He has also completed the Corporate Director Certificate at Harvard Business School. Between October 2023 and December 2025, Mr. Hardie served as Chair of MagrowTec Ltd., a privately held Agtech company based in Ireland. He previously served on the boards of ARYZTA AG from 2020 to October 2023, Greencore Group plc from 2020 to 2022 and Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie is an advisor to Temasek, a global investment company.

John Humphrey Age: 60 Director Since: 2018
Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc. He retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Ingersoll Rand. Mr. Humphrey holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the University of Michigan.

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Proposal 1: Election of Directors

Iain J. Mackay Age: 64 Director Since: 2025 Committees: Audit
Mr. Mackay’s extensive global business experience, financial reporting expertise, and public company leadership experience qualify him to serve on the Company’s Board.

Mr. Mackay was the Chief Financial Officer and Executive Director at GlaxoSmithKline plc (GSK), a British multinational pharmaceutical and biotechnology company, from 2019 to 2023. During his time at GSK, Mr. Mackay played a leading role in restructuring the company, including the demerger of its consumer healthcare division in 2022 to form Haleon plc, a new public company with annual revenues exceeding £10 billion, listed on the London Stock Exchange.

Prior to joining GSK in early 2019, Mr. Mackay was Group Finance Director of HSBC Holdings plc, a position he held for eight years, serving on the board as executive director from December 2010 until the end of 2018. In his earlier career he undertook senior finance leadership roles for: HSBC in North America and Asia; for the General Electric Company of the US for almost 12 years in diverse areas including Consumer Finance, Healthcare and Corporate Audit; and for Schlumberger in Africa and Asia. A chartered accountant, Mr. Mackay’s formative career was with Thomson McLintock in Aberdeen and with Price Waterhouse in New York and Paris.

In July 2022, Mr. Mackay became a non-executive director at National Grid plc where he is chair of the Audit and Risk Committee and member of the People and Remuneration Committee and Nomination Committee. He previously served on the board of directors of GSK plc from 2019 to 2023. In November 2023 and January 2024, respectively, he joined UK Government Investments Limited (UKGI) and Schroders plc as a non-executive director. He chairs the Transactions Committee at UKGI and the Audit and Risk Committee at Schroders. In July 2024, he stepped down from his role as an Independent Member of the Court of the University of Aberdeen and Chair of its Remuneration Committee. Mr. Mackay holds an MA in Business Studies and Accounting and an Honorary Doctorate from Aberdeen University in Scotland.

Hari N. Nair Age: 66 Director Since: 2013 Committees: Audit, Compensation and Talent Development
Mr. Nair’s extensive global manufacturing business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until 2015. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the boards of Musashi Seimitsu Industry Co., Ltd., based in Japan, as Chairman of Sintercom Limited, based in India, and Tenneco Inc., a privately held Delaware corporation. He previously served on the boards of REE Automotive Ltd. from 2019 to 2023 and Delphi Technologies PLC from 2017 to 2020. Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame, and he completed the Advanced Management Program at Harvard Business School.

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Proposal 1: Election of Directors

64 Director Since: 2020
Cheri Phyfer Age: 54 Director Since: 2024 Committees: Nominating/Corporate Governance
Ms. Phyfer’s extensive business expertise and broad knowledge of manufacturing and distribution industries and markets qualify her to serve on the Company’s Board.

Ms. Phyfer served as Executive Vice President and Group President at Fortune Brands Innovations, Inc., a leading home, security and commercial building products manufacturer from 2022 to January 2025. She previously served as President of Fortune Brands’ Water Innovations business segment from 2019 to 2022, and as President of Moen U.S. businesses from 2018 to 2019. Prior to joining Fortune Brands Innovations, Ms. Phyfer held multiple positions of increasing responsibility with The Sherwin-Williams Company, a paint manufacturer and distributor, including President of Consumer Group, President and General Manager of Diversified Brands, and President and General Manager of Southeastern and Southwestern, Paint Stores Groups. Ms. Phyfer currently serves on the board of directors of W.C. Bradley Co., BlueScope Steel Limited, and Diploma PLC. She also serves on the Clemson University Board of Trustees. She previously served on the boards of directors of Western Forest Products, Inc. from 2019 to 2022, the University Hospital Cleveland Medical Center from 2018 to 2022 and the Rock and Roll Hall of Fame from 2020 to 2025. Ms. Phyfer holds a B.S. in management and an M.B.A. from Clemson University.

Catherine I. Slater Age: 62 Director Since: 2020 Committees: Compensation and Talent Development (Chair)
Ms. Slater’s global business expertise, executive leadership skills, extensive industry experience and broad manufacturing and technical background qualify her to serve on the Company’s Board.

Ms. Slater retired as an executive in January 2021 after serving as Senior Vice President, Global Cellulose Fibers and IP Asia, at the International Paper Company. She previously served as Senior Vice President, Consumer Packaging, with responsibility for International Paper’s Coated Paperboard and Foodservice businesses. Prior to joining International Paper in 2016, Ms. Slater served in various leadership positions at the Weyerhaeuser Company, including Senior Vice President, Cellulose Fibers, and Senior Vice President, Engineered Products and Distribution. Ms. Slater started her career as an engineer at Procter & Gamble in 1983 and has held management positions in manufacturing, printing papers, consumer products, wood products and cellulose fiber. Ms. Slater served on the boards of United Way of the Mid-South, North Pacific Printing Papers, the American Wood Council and Washington State MESA (Math, Engineering & Science Achievement). Ms. Slater holds a B.S. in chemical engineering from the University of South Alabama and has completed executive education programs at Harvard University, the Wharton School at the University of Pennsylvania and the Foster School at the University of Washington. She has served as a guest lecturer at Owens School at Vanderbilt University.

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Proposal 1: Election of Directors

Carol A. Williams Age: 68 Director Since: 2014 Committees: Compensation and Talent Development, Nominating/Corporate Governance

Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34-year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has served as a board member at Olin Corporation since October 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She holds a B.S. in chemical engineering from Carnegie Mellon University where she was selected as an Alumna of the Year in 2009. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams also completed a National Association of Corporate Directors’ (NACD) course on cybersecurity.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

O-I GLASS, INC. 2026 PROXY STATEMENT	16

Governance Information

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016, eliminating the role of Lead Director. Since 2024, John Humphrey has served as our Independent Board Chair (“IBC”).

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members. The IBC is expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. Mr. Humphrey’s extensive experience leading global businesses and significant board experience allows him to effectively perform the role of IBC and lead the Board as it fulfills its oversight responsibility.

In particular, the IBC helps to shape meeting agendas, ensure open communication, meaningful participation and constructive debate and ensure appropriate follow-through regarding Board conclusions and recommendations. The IBC maintains regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company.

The IBC has the following responsibilities and powers, as well as other responsibilities and powers delegated to the IBC by the Board:

●	Act as a key liaison between the CEO and the other directors;
●	Work with the CEO and management to set the Board agenda and determine what materials will be provided to directors in advance of Board meetings;
●	Review the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;
●	Direct management to distribute to directors materials that contribute to the Board’s understanding of the Company’s business and its oversight responsibilities;
●	Determine when the Board should meet in executive session without management present;
●	Chair executive sessions of the Board without management present, and communicate Board member feedback to the CEO; and
●	Chair meetings of the Board.

The IBC is subject to an annual performance evaluation, and the Board also, on an annual basis, confirms that the IBC can and intends to serve out his or her term. The Company’s Corporate Governance Guidelines provide the Board with the flexibility to appoint a Lead Director (instead of an Independent Board Chair) at such times as the Board considers it to be in the best interests of the Company to have in place an executive chairman of the Board. Our share owners would be notified of a combination of the chairman and CEO roles and/or the appointment of a Lead Director, promptly upon the Board’s election to do so.

As the leader of the Board, the IBC takes the lead in connection with the Board’s self-assessment process and the follow-through necessary to improve the Board’s overall oversight of the Company, including risk oversight. The IBC also assumes a leadership role in CEO succession planning and has input on the design of the Board. In addition, the IBC acts as a sounding board for the CEO, as well as other members of senior management. The Board believes the current leadership structure, as described immediately above and as further detailed in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s independent and effective oversight of management.

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Governance Information

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussions between the Board and the CEO and, separately, among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met five times in executive session in 2025 without management present. As provided by the Corporate Governance Guidelines, the IBC presided at those executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Audit Committee, as discussed in the descriptions of the committees in “Board and Committee Membership” below. Matters of particular importance or concern, including any significant areas of risk faced by the Company, are considered by the entire Board. The Board engages with the Company’s internal risk management function, twice yearly, for scheduled enterprise risk management assessment and planning.

In addition to the foregoing, the Board meets with members of the Company’s management team and other leaders on an as-needed basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance. In fulfilling its oversight responsibility for the Company, including risk oversight, the Board and its committees have the authority to engage and consult with financial, legal or other independent advisors at the Company’s expense.

The Board believes the leadership structure and practices, as described in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s oversight of risk management, since it allows the Board, with leadership from the Independent Board Chair and working through its committees, to proactively participate in the oversight of management’s actions and risk oversight.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business, including risk oversight. The Board also identifies and evaluates candidates for, and ultimately appoints, the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the then-serving members of the Board are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Samuel R. Chapin, David V. Clark, II, Eugenio Garza y Garza, John Humphrey, Iain J. Mackay, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, and Carol A. Williams. The Board has determined that none of these directors have any material relationships with the Company other than their roles as directors, nor are there any arrangements or understandings between any director and the Company pursuant to which any director was selected as a director or nominee. The Board’s independence determinations included a review of commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors or members of their immediate family. In addition, Eric J. Foss and Alan J. Murray were independent during their service on the Board in 2025.

Board Member Stock Ownership

The Board has established stock ownership guidelines for non-employee directors. Each non-employee director is required to own shares of the Company’s common stock, par value $0.01 per share (“common stock”), having a value equal to five times the value of the annual cash retainer for serving as a non-employee director of the Company. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines

O-I GLASS, INC. 2026 PROXY STATEMENT	18

Governance Information

are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Meeting Attendance

In 2025, the full Board met seven times. All of the incumbent members of the Board attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member that were held during such director’s term of service. Each incumbent director attended 100% of the meetings of the Board and the committees on which they served during 2025.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All incumbent members of the Board attended the 2025 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines (the “Guidelines”) is available in the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Pursuant to the Policies and Procedures, in addition to other qualifications, candidates for the Board should be individuals of the highest integrity and ethical character, who value and appreciate these qualities in others. Candidates should not have any conflicts of interest and should be able to represent fairly and equally all share owners of the Company. Candidates are also evaluated on their ability to function effectively in an oversight role and to devote adequate time to the Board and its committees.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that a varied composition is an important attribute of a well-functioning Board and therefore looks to attract and retain directors with a range of backgrounds, skills, experience and expertise that serves the best interests of the Company.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring the Board is balanced with respect to key skill sets. Given that the Company is a large, global public manufacturing company, many of the current Board members have skills and experiences from similar types of global organizations. The Board also has strong skills, experience and expertise in other areas, including financial oversight, strategy and corporate development, and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers, in its nomination processes, the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

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Governance Information

BOARD COMPOSITION

The Nominating/Corporate Governance Committee is committed to including individuals from a range of backgrounds in the pool of candidates for future director searches. The following chart represents the range of experience and skills offered by the 10 nominees for director.

	Global Manufacturing, Supply Chain, & Safety	Senior Public Company Leadership	Market & Commercial Experience	Corporate Governance	Financial Oversight & Capital Allocation	Strategy & Corporate Development	Enterprise Risk Management	Engineering & Product Development	Cybersecurity, Data Privacy, & AI	Sustainability & Climate Oversight
Samuel R. Chapin	●	●	●	●	●	●	●			●
DAVID V. CLARK, II	●	●	●	●	●	●	●	●	●	●
Eugenio Garza y garza	●	●	●	●	●	●	●		●	●
Gordon J. Hardie	●	●	●	●	●	●	●	●		●
John Humphrey	●	●		●	●	●	●	●	●	●
Iain J. Mackay	●	●	●	●	●	●	●		●	●
Hari N. Nair	●	●	●	●	●	●	●	●	●
CHERI PHYFER	●	●	●	●	●	●	●	●	●	●
Catherine I. Slater	●	●	●	●	●	●	●	●		●
Carol A. Williams	●	●	●	●	●	●	●	●	●	●

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners in the same manner and using the same criteria. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee believes may merit nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2027 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

Code of Business Conduct and Ethics

The Company has a Code of Conduct that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

O-I GLASS, INC. 2026 PROXY STATEMENT	20

Governance Information

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors,” the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

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Board and Committee Membership

BOARD AND COMMITTEE MEMBERSHIP

There are three standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, and the Nominating/Corporate Governance Committee. Subject to applicable provisions of the Company’s By-Laws and Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors. Each of the Audit Committee, the Compensation and Talent Development Committee, and the Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the respective committee. A copy of the charter of each of the Audit Committee, the Compensation and Talent Development Committee, and the Nominating/Corporate Governance Committee is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2025 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate
Name	Audit	Development	Governance
Independent Directors:
Samuel R. Chapin	C
David V. Clark, II		●	C
Eugenio Garza y Garza	●
John Humphrey
Iain J. Mackay	●
Hari N. Nair	●	●
Cheri Phyfer			●
Catherine I. Slater		C
Carol A. Williams		●	●
Non-Independent Directors:
Gordon J. Hardie
Number of meetings in 2025	11	6	7

C = Committee Chair ● = Committee Member

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm; and (e) the Company’s risk exposures related to cybersecurity, information security, and information technology, including those related to artificial intelligence, and the related policies and procedures implemented by the Company to monitor, control, and mitigate such exposures. In addition, the Audit Committee has responsibility for reviewing and considering the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to identify, monitor and control such exposures over the short-term, intermediate-term, and long-term. This process includes receiving annual reports from the Company’s Ethics and Compliance function. In order to align the Company’s risk oversight function with its disclosure controls and procedures, the Company’s internal risk management function has access to and reports into the Company’s disclosure committee.

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Board and Committee Membership

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Chapin, the Chair of the Audit Committee, and Messrs. Garza y Garza, Mackay, and Nair each qualify as an “audit committee financial expert” within the meaning of SEC regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Company’s equity incentive plans, the Company’s annual incentive plans, the Clawback Policy, and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the Chief Executive Officer, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the Chief Executive Officer.

In addition, the Compensation and Talent Development Committee has delegated authority to the Chief Executive Officer to grant a limited number of equity awards (subject to certain limitations, and solely to individual employees who are not executive officers or directors). This delegation of authority assists the Board and Compensation and Talent Development Committee in administering their duties with respect to the grant of equity awards.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; (g) overseeing the Company’s efforts with regard to environmental, social and governance matters; and (h) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2027 Annual Meeting of Share Owners.”

O-I GLASS, INC. 2026 PROXY STATEMENT	23

Director Compensation and Other Information

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

The Compensation and Talent Development Committee annually reviews the competitiveness of the pay program provided to the non-employee members of the Board to assess the need for changes. The Compensation and Talent Development Committee’s independent executive compensation consultant conducts a review which encompasses all elements of director pay: cash retainers and equity awards. The objective of this review is to ensure the program is aligned with the Company’s pay philosophy, which is intended to align with the market median for non-employee director compensation. The compensation consultant's review also includes a qualitative assessment of the Compensation and Talent Development Committee's practices regarding non-employee director pay.

In determining pay levels for the members of the Board, the Compensation and Talent Development Committee reviews competitive market data including:

●	proxy statements of companies in the peer group used to benchmark pay (shown on page 38); and
●	25 select S&P 500 companies similar in revenue size to O-I.

Following the review conducted in October 2024, the Compensation and Talent Development Committee recommended, and the Board approved, an increase to the value of the Annual Equity Grant by $10,000, to a total value of $160,000, effective beginning in 2025. Such an increase was approved to maintain the competitive position of the program at the median of the peer group used to benchmark pay and select S&P 500 companies similar in revenue size to O-I. No other changes were made to the director pay program for 2025. Further, the review concluded that the non-employee director pay program did not include any problematic pay practices.

Cash Retainers

For 2025, each non-employee director of the Company was eligible to receive an annual cash retainer of $92,500, paid in equal quarterly installments, as well as an additional annual cash retainer in the following amounts, also paid in equal quarterly installments, for each committee in which such director participated as a member (including as Chair):

●	Audit Committee - $20,000
●	Compensation and Talent Development Committee - $15,000
●	Nominating/Corporate Governance Committee - $10,000

Chairs were also eligible to receive additional annual cash retainers paid in equal quarterly installments as follows:

●	Independent Board Chair - $150,000
●	Audit Committee Chair - $25,000
●	Compensation and Talent Development Committee Chair - $20,000
●	Nominating/Corporate Governance Committee Chair - $15,000

O-I GLASS, INC. 2026 PROXY STATEMENT	24

Director Compensation and Other Information

Annual Equity Grant

Each non-employee director also received, on the date immediately following the date of the Company’s annual meeting of share owners at which directors are elected (the “Date of Grant”), a grant of restricted stock units (“RSUs”) with respect to a number of shares of common stock having a fair market value on the Date of Grant equal to $160,000, rounded to the nearest whole share of common stock, pursuant to the terms of the applicable Company equity incentive plan (the “Annual Grant”). RSUs subject to an Annual Grant are granted with tandem dividend equivalents, which confer on the holder of such RSUs the right to receive dividend equivalent payments for dividends declared over the time-vesting period during which such RSUs remain outstanding. Such dividend equivalents are payable only if and when the underlying RSU vests and will generally be paid in cash upon or shortly after vesting of the underlying RSU.

The RSUs subject to the Annual Grant vest in full on the date of the Company’s next annual meeting of share owners at which directors are elected following the Date of Grant (the “Normal Vesting Date”), subject to the director’s continued service through such date, or, if earlier, upon the applicable director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement, or removal for cause, the RSUs will vest pro rata based on the number of days of the applicable director’s service from the Date of Grant to the Normal Vesting Date. All RSUs would be immediately forfeited upon a non-employee director’s removal for cause. All RSUs will fully vest upon a change in control, subject to the applicable director’s continued service through such change in control. Vested RSUs are settled in shares of common stock within 30 days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the annual meeting of share owners, in addition to the Annual Grant, such new non-employee director will also receive on the date immediately following the first annual meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of common stock having a fair market value on the date of such grant equal to the fair market value of the Annual Grant awarded to directors in the previous year, pro-rated based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant.

Deferred Compensation Plan

The O-I Glass, Inc. Directors Deferred Compensation Plan (as amended and restated, the “Directors Deferred Compensation Plan”) provides an opportunity for non-employee directors to defer payment of their directors’ fees to be paid out upon a specified future date or the director’s termination of service. Deferred payments may be made in a lump sum or in annual installments over a period of two to ten years, at the election of the director. Under the Directors Deferred Compensation Plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account at the election of a non-employee director. Funds held in a cash account accrue interest at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A-rated companies. Non-employee directors who elect to defer some or all of their cash compensation to a Company stock unit account are credited with a number of notional units, the value of which is determined by reference to the value of one share of common stock (“Company stock units”) based on the common stock’s closing price on the trading day prior to the deferral, equal to the value of the cash compensation deferred. As of the date any dividend is paid to share owners of common stock, each Company stock unit account is credited with a number of Company stock units equal in value to the dividends paid on the number of shares of common stock represented by the Company stock units in the account. Distributions from the Directors Deferred Compensation Plan are made in cash.

Expense Reimbursement

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

Matching Gifts Program

Subject to certain limitations, under our Matching Gifts Program, the Company will match contributions made by our directors to certain charitable organizations. O-I’s matching contributions are capped at $55,000 per calendar year for each director.

O-I GLASS, INC. 2026 PROXY STATEMENT	25

Director Compensation and Other Information

The total compensation earned by non-employee directors in 2025 is reflected in the following table:

Director Compensation in 2025

		Stock	All Other
	Fees Earned	Awards	Compensation
	($)	($)	($)
Name	(1)	(2)	(3)	Total ($)
Samuel R. Chapin	137,500	160,000	—	297,500
David V. Clark, II	132,500	160,000	40,000	332,500
Eric J. Foss (4)	87,439	160,000	—	247,439
Eugenio Garza y Garza	71,086	160,000	—	231,086
John Humphrey	249,863	160,000	—	409,863
Iain J. Mackay	71,086	160,000	—	231,086
Alan J. Murray (5)	45,096	—	—	45,096
Hari N. Nair	134,863	160,000	—	294,863
Cheri Phyfer	104,340	160,000	25,000	289,340
Catherine I. Slater	120,138	160,000	15,000	295,138
Carol A. Williams	117,500	160,000	35,450	312,950
(1)	The cash amounts earned by each director consist of the cash retainer amounts in the table that follows these footnotes.
(2)	Amounts reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the non-employee directors who were serving in such capacities as of December 31, 2025 held 11,713 unvested RSUs as of December 31, 2025, and Messrs. Foss and Murray did not hold any unvested RSUs as of December 31, 2025.
(3)	The amounts shown include contributions made by the Company to eligible charitable organizations under the Company’s Matching Gifts Program.
(4)	Mr. Foss resigned as a non-employee director on November 7, 2025. In connection with his resignation, 5,679 of the RSUs granted to Mr. Foss in 2025 vested pro rata based on the number of days of Mr. Foss’s service from the applicable Date of Grant to the Normal Vesting Date, and the remaining 6,034 RSUs were forfeited.
(5)	Mr. Murray retired as a non-employee director at the conclusion of the Company’s 2025 Annual Meeting of Share Owners. As such, he did not receive the grant of RSUs made to other non-employee directors in 2025.

		Annual	Annual
	Annual	Committee	Committee
	Board	Chair or IBC	Member
	Retainer	Retainer	Retainer	Total
Name	($)	($)	($)	($)
Samuel R. Chapin	92,500	25,000	20,000	137,500
David V. Clark, II	92,500	15,000	25,000	132,500
Eric J. Foss	78,913	—	8,526	87,439
Eugenio Garza y Garza (1)	58,448	—	12,638	71,086
John Humphrey	92,500	150,000	7,363	249,863
Iain J. Mackay	58,448	—	12,638	71,086
Alan J. Murray	34,052	—	11,044	45,096
Hari N. Nair	92,500	7,363	35,000	134,863
Cheri Phyfer	92,500	—	11,840	104,340
Catherine I. Slater	92,500	12,638	15,000	120,138
Carol A. Williams	92,500	—	25,000	117,500
(1)	Mr. Garza y Garza’s total cash compensation includes $61,813 of cash compensation that he elected to defer and credit into a Company stock unit account under the Directors Deferred Compensation Plan. At the time of payment of each quarterly installment of his annual Board and committee retainers, Mr. Garza y Garza’s Company stock unit account was credited with a number of Company stock units equal in value to the quarterly installment

O-I GLASS, INC. 2026 PROXY STATEMENT	26

Director Compensation and Other Information

based on the common stock’s closing price on the trading day prior to the payment of the applicable quarterly installment.

Following its review conducted in October 2025, the Compensation and Talent Development Committee recommended, and the Board approved, an increase to the value of the annual cash retainer by $10,000, to a total value of $102,500, effective January 1, 2026, to maintain the competitive position of the program at the median of the peer group used to benchmark pay and select S&P 500 companies similar in revenue size to O-I. No other changes were made to the director pay program for 2026. Further, the review concluded that the non-employee director pay program did not represent a problematic pay practice.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

Compensation and Talent Development Committee Interlocks and Insider Participation

During all or a portion of 2025, the following directors served on the Compensation and Talent Development Committee of the Board: David V. Clark II, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, and Carol A. Williams. No member that served on the Compensation and Talent Development Committee during 2025 is a current or former officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee (or equivalent) of any other entity whose executive officers served on the Compensation and Talent Development Committee or as a director of the Company at any time during 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	27

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s NEOs identified below, the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2025 were:

HIDDEN_ROW
Name	Position
Gordon J. Hardie	President and Chief Executive Officer (“CEO”)
John A. Haudrich	Senior Vice President and Chief Financial Officer (“CFO”)
Darrow A. Abrahams	Senior Vice President, General Counsel and Corporate Secretary
Emmanuelle Guerin	Senior Vice President, Business Operations Europe
Eduardo Restrepo	Senior Vice President, Business Operations Americas (1)
Giancarlo Currarino	Former Senior Vice President, Business Operations Americas (2)
(1)	Mr. Restrepo assumed the role of Senior Vice President, Business Operations Americas on February 18, 2025.
(2)	Mr. Currarino’s employment with the Company ended on March 8, 2025.

Executive Summary

The O-I Glass Compensation and Talent Development Committee (referred to in this “Compensation Discussion and Analysis” section as the “C&TD Committee”) is committed to working with the Board and management to design compensation plans that motivate the Company’s executives and support business objectives that create value for share owners without taking excessive risks.

The C&TD Committee believes the alignment of our compensation programs with share owners’ interests is demonstrated by:

➢	Our extensive engagement efforts to understand share owners’ perspectives following the 2025 Say on Pay vote, after which, recognizing our share owners’ concerns with the legacy arrangements that were in effect for our former CEO, the C&TD Committee reviewed the Company’s contractual arrangements with current NEOs and reaffirmed that: (i) the legacy plans that contributed to our former CEO’s final year of compensation have been closed to new entrants for at least two decades; (ii) the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits; and (iii) no current NEO participates in these legacy plans. Accordingly, the C&TD Committee and the Board reaffirm and underscore the Company’s long-standing commitment —maintained for more than two decades—that no similar legacy plans for NEOs have been or will be entered into, nor will any similar historical payouts to NEOs be made, and commit to continuing its current practice of not providing tax gross-ups on executive perquisites or severance benefits. (Additional information about our outreach efforts, feedback we received and our responses to that input can be found beginning on page 32);
➢	Feedback from our share owner outreach, including feedback received after the Say on Pay vote in 2025, which demonstrated support for the Company’s executive pay program (salary, STI, and LTI) and identified no issues with the program’s design, its outcomes, or the alignment with share owners’ interests;
➢	The overwhelmingly strong support received in 2023 and 2024 for the Company’s advisory Say on Pay vote, with more than 97% of votes cast in each year voting in favor of the Say on Pay proposal, demonstrating support for the Company’s overall executive compensation program (as such, no changes were made to the core compensation program for 2025); and
➢	Historically strong alignment between the program’s incentive payout levels and the returns earned by the Company’s investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 36.

O-I GLASS, INC. 2026 PROXY STATEMENT	28

Executive Compensation

As a result of this demonstrated alignment of our compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2024 STI and LTI programs for the 2025 performance cycle. The C&TD Committee believes the 2025 pay program supports the Company’s business objectives and aligns with share owners’ interests, as demonstrated by the program’s links to the Company’s strategic plan, the difficulty of its incentive goals, and the alignment between payouts and share owners’ returns.

●
by ensuring asset stability and total systems cost management; elevating factory performance, efficiency, and profitability; leveraging automation and improving quality; cultivating concepts that extend current or create new competitive advantages; and focusing on continuous improvement across all aspects of the business;
●
by leveraging innovation and developing breakthrough technology; commercializing MAGMA; and enabling the full value chain for glass;
●
by repositioning its Environmental, Social and Governance (ESG) profile, improving its environmental performance; increasing recycling; and actively communicating and advocating for glass packaging; and
●
by elevating organizational focus; driving performance, culture, and engagement of its people; developing talent; strengthening diversity and inclusion in the workplace; and embedding flexibility to follow market needs and changes.

The Strategic Plan for the Company

The Company has established a vision: Together, we put the power of glass within reach of everyone, every day. To achieve this, the Company has developed a Value Creation Roadmap that guides its strategic initiatives over three horizons:

●
Horizon 1: Fit to Win - The immediate focus is on reducing the cost base to enhance the Company’s competitive position, which will improve performance, create share owner value, and enable future profitable growth. This involves reshaping selling, general, and administrative expenses, enhancing total organizational effectiveness, and optimizing the value chain, and its network. By improving productivity and reducing costs, the Company aims to drive economies of scale across the manufacturing network.
●
Horizon 2: Profitable Growth - Leveraging its cost advantage, the Company aims to improve its product mix and access growth by winning with customers in core markets and competing effectively with alternative packaging solutions like aluminum cans. The objective is to realign the Company’s network to be the lowest cost in mainstream and the best cost in premium segments. This will enable the Company to expand market presence and put glass in more hands and homes globally.
●
Horizon 3: Strategic Optionality - Looking ahead, the Company intends to explore new growth initiatives such as geographical expansion, mergers and acquisitions, joint ventures, and strategic partnerships. These initiatives will provide the Company with the optionality to grow beyond core markets and capitalize on emerging opportunities.

The ultimate goal of the Company’s vision is to increase share owner value by achieving a competitive cost position and driving profitable growth. The Fit to Win initiative discussed above is expected to deliver immediate cost benefits, while the long-term strategy focuses on substantially improving the competitive position. By deepening penetration in core markets and expanding into developing and seedling markets, the Company aims to achieve sustainable earnings and cash flow improvement, higher economic profit, and share owner value.

Linking the Company’s Incentives to Its Plan and Share Owner Interests

The Company’s STI and LTI programs support the strategic plan for the Company and the Value Creation Roadmap and align with share owner interests by focusing on financial performance, efficiency, and value creation.

The STI program includes EBIT as a performance measure to encourage participants to focus on core operational efficiency, which directly drives long-term earnings growth. The STI program also includes FCF, which measures the actual cash available to reinvest in growth or repurchase shares and ensures that managers are focused on efficient capital allocation rather than just accounting profits. A strong FCF position reduces financial risk and improves flexibility, which can lead to higher stock valuations. Together, EBIT and FCF directly support the Company’s goal of enhancing economic profit—by rewarding strong operating performance and disciplined capital deployment that together drive returns above the cost of capital—and helps ensure that executives’ decisions are aligned with long-term share owner value creation.

The LTI program includes EPS and ROIC as performance measures, which align with share owner interests by driving sustainable growth, profitability, and efficient capital allocation. EPS measures profitability per share, which directly influences stock price valuation and encourages management to focus on sustained earnings growth, benefiting long-term investors. ROIC measures efficiency in using capital to generate returns, ensuring profitable investments and encourages management to allocate capital effectively, reducing wasteful spending and focusing on high-return projects. Including both

O-I GLASS, INC. 2026 PROXY STATEMENT	29

Executive Compensation

metrics in the LTI program ensures that participants focus on both growth and capital efficiency, balancing short-term earnings expansion with long-term value creation.

Further, one of the aims of the Company’s strategic plan is to improve its competitive position and earnings power in order to create value for share owners that equals or exceeds the rate of our peers and other similar companies.  The inclusion of the relative total shareholder return (“r-TSR”) modifier in the LTI program captures this goal by incentivizing executives to create value for share owners.

For the 2025 STI program:

◾	Payouts continue to be tied to attainment of EBIT (80% weight) and FCF (20% weight) performance goals.

For the 2025 LTI program:

◾	The Company continued to deliver LTI awards in a mix of performance stock units (“PSUs”) (60% of target value) and time-based RSUs (40% of target value), with PSU awards remaining tied to the achievement of EPS (50% weight) and ROIC (50% weight) goals. Results based on EPS and ROIC continued to be modified by the Company’s total shareholder return (“TSR”) relative to a group of comparable industrial companies to strengthen the program’s ties to share owners’ interests and their returns. Both award types have tandem awards of dividend equivalents to align them with the total returns provided to share owners and are only payable to the degree the underlying awards vest.
◾	In determining the potential payout for the PSUs granted for the 2025-2027 period, O-I retained its recent approach of basing results on the Company’s achievement of annual EPS and ROIC performance goals. Performance for each measure is based on annual goals over a three-year performance period. The EPS and ROIC targets for the first year of the cycle (2025) are tied to the Company’s annual budget and reflect expected results for 2025. Targets for the two subsequent years (2026 and 2027) are based on the Company’s actual EPS and ROIC performance for the prior year (2025 for 2026 and 2026 for 2027) modified by target annual rates of improvement: annual percentage growth in EPS and basis point improvement in ROIC. The rates of improvement for years two and three (2026 and 2027) are established and set at the time of grant in early 2025. Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout. The approach reduced the “boom or bust” outcomes associated with the previous approach, enhancing the PSU plan’s motivational and retention value.
◾	Further, for additional alignment with share owners, in determining final payouts, PSUs provisionally earned for the Company’s EPS and ROIC results are then adjusted – either positively or negatively – based on the Company’s TSR results for the full three-year performance period relative to those companies in the Materials Sector of the S&P 1500 index as of the annual grant date.

As shown below, the Company’s incentive structure is highly motivational and aligned with share owners’ results.

Incentive Plan Results: Reflect the Company’s Performance

During the year, the Company continued its disciplined execution of its three-horizon Value Creation Roadmap, with strong progress achieved in Horizon 1: Fit to Win, its enterprise-wide program to improve cost structure through the reduction of its cost base, streamlining of the organization, and optimization of its manufacturing network to eliminate underutilized capacity and boost efficiency. These efforts delivered approximately $300 million in benefits in 2025 – significantly exceeding its original goal – and drove meaningful performance improvement.

O-I’s transformation is about more than just cost reduction, though – it is about instilling a new mindset for sustainable growth. The Company embedded an economic profit framework across O-I, aligning decisions and investments with value creation. While its focus remains firmly on executing its Fit to Win strategy, the Company is laying the groundwork for Horizon 2: Profitable Growth, where it expects to leverage its improved competitive position to drive growth with key customers in core markets and attractive categories, and Horizon 3: Strategic Optionality, where it will explore new growth opportunities, such as geographical expansion, mergers and acquisitions, joint ventures, and strategic partnerships, while maintaining a strong balance sheet and returning value to share owners.

O-I GLASS, INC. 2026 PROXY STATEMENT	30

Executive Compensation

Throughout this journey, the Company is guided by its clear purpose: Together, we put the power of glass within reach of everyone, every day. With this purpose at the forefront and the Value Creation Roadmap in action, O-I remains confident in its journey ahead to improve earnings, enhance economic profit, strengthen free cash flow, and deliver sustainable, long-term value to share owners.

Incentive Program Performance Results

2025 STI Program – 109.8% Payout

●
Delivered EBIT (as defined on page 40) of $707 million, which was above the target performance level for this measure.
●
Produced FCF (as defined on page 40) of $120 million, which was slightly above the threshold performance level for this measure.

2023-2025 LTI PSU Program – 116.7% Payout

●
Delivered EPS (as defined on page 46) of $3.09, $0.81 and $1.60, respectively, for 2023, 2024, and 2025, excluding the effect of share buy-backs above dilution, over the three-year performance period ending December 31, 2025, which generated an average annual banked payout of 133.3% (200.0% for 2023, 0.0% for 2024, and 200.0% for 2025) for this measure.
●
Achieved ROIC (as defined on page 46) of 10.36%, 4.81% and 7.26%, respectively, for 2023, 2024 and 2025, over the three-year performance period ending December 31, 2025, which generated an average annual banked payout of 115.1% (145.3% for 2023, 0.0% for 2024, and 200.0% for 2025) for this measure.
●
TSR for the three-year performance period of -10.9%, which was at the 43rd percentile of the applicable peer group (companies in the Materials Sector of the S&P 1500 index as of the annual grant date on March 7, 2023), and resulted in an r-TSR modifier of 0.94.

These results were reflected in the compensation actually earned and paid for 2025 and 2023-2025 under the Company’s short- and long-term incentive plans, respectively, which required management to meet challenging goals relative to the historical results and analysts’ estimates for the future performance of the Company and its peers, consistent with the Board’s expectations of management and its commitments to share owners.

Based on performance against the applicable performance metrics, the Company’s NEOs earned a payout of 109.8% of the target payout level under the 2025 STI program (during which period the Company’s stock price increased from $10.84 to $14.76, resulting in TSR of 36% for the year) and an overall payout of 116.7% of the target number of PSUs for the 2023-2025 performance period, reflecting the Company’s strong banked performance for 2023 and 2025 (with no payout earned for 2024), reduced by the r-TSR modifier for the full period. The PSU payouts for the 2024-2026 and 2025-2027 cycles will also reflect the Company’s performance for 2025, along with the applicable r-TSR modifier for the full period.

Management and the C&TD Committee believe these results are aligned with the underlying operating performance of the Company for the applicable performance period as well as the Company’s stock price performance relative to the stock price performance of its peers and companies in the S&P 500 for the past one-year or three-year performance period (as applicable). In addition, the Company’s stock ownership guidelines and substantial executive stock ownership also created significant alignment with the share owners, as the value of those holdings reflects changes in the Company’s stock price.

O-I GLASS, INC. 2026 PROXY STATEMENT	31

Executive Compensation

These payout levels are consistent with the Company’s historical trend of being closely aligned with the changes in its stock price and the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies. This is more clearly seen in the realizable pay and performance analysis covered beginning on page 36.

No Problematic Pay Practices

The C&TD Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices. The C&TD Committee has established the Clawback Policy as required by the SEC rules and NYSE listing standards. Double triggers have been established for receiving any benefits associated with a change-in-control. Further, the Company does not offer tax gross-ups for any severance benefits or executive perquisites. No NEO is or was, during 2025, eligible for tax gross-ups for any severance benefits or executive perquisites.

The Company’s Stock Ownership and Retention Guidelines exclude unearned performance awards, which is consistent with stock ownership guidelines of other large, public companies.

The C&TD Committee prohibits its directors, officers and employees from hedging their ownership of Company securities, whether such securities are granted as compensation or held directly or indirectly. This includes, but is not limited to, trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, such as zero cost collars and forward sale contracts.

Compensation Principles

The C&TD Committee maintains executive compensation programs designed to align executive pay with share owner interests and the annual and long-term performance of the Company. The Company believes its executive compensation program strikes an appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create long-term value for share owners without taking excessive risks.

Key elements of this pay strategy include:

●
Targeting total direct compensation (overall and by element) for the NEOs to approximate market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices based on comparisons with the Company’s peer companies as well as other large industrial companies of comparable size and complexity;
●
Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives, the latter delivered entirely in stock, based on a mix that considers market practices and feedback from share owners;
●
Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and
●
Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, Clawback Policy, and anti-hedging and prohibition of pledging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

As the Company believes that an annual advisory vote to approve executive compensation (“Say on Pay”) encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company holds annual advisory votes to approve executive compensation, including at this year’s Annual Meeting.

In recent years, we have received strong support from our share owners for our overall executive compensation program.

O-I GLASS, INC. 2026 PROXY STATEMENT	32

Executive Compensation

Say on Pay Share Owner Support of Votes Cast through 2024

2020	2021	2022	2023	2024
89%	98%	97%	98%	97%

However, at our 2025 Annual Meeting of Share Owners, approximately 66% of votes cast supported our Say on Pay proposal, representing a decline from these historically high levels of support. As share owners’ perspectives have always been an important input into our decision-making process, understanding and responding to last year’s Say on Pay vote outcome has been a focus of the C&TD Committee.

Prior to our 2025 Annual Meeting, we issued supplemental proxy disclosure that provided additional information on certain payments made to our former President and Chief Executive Officer, Andres A. Lopez, in connection with his voluntary retirement. In addition, following our 2025 Annual Meeting and through early 2026, we conducted extensive share owner outreach to understand investor perspectives. These outreach efforts included extending invitations to discuss our executive compensation program, including our C&TD Committee’s efforts to ensure ongoing alignment between our executive compensation program and the Company’s strategy, and our Board’s composition and oversight practices, to our top 15 largest share owners, representing approximately 67% of our outstanding shares. Of those contacted, share owners representing approximately 44% of our outstanding shares accepted our invitation and share owners representing the remaining 23% of our outstanding shares either did not respond or declined our invitation as they believed discussions regarding our executive compensation program were not necessary as they supported our program. In addition to members of management who were present at meetings with all share owners who had accepted our invitation, John Humphrey, our Independent Board Chair, and Catherine I. Slater, our C&TD Committee Chair, attended meetings with share owners representing approximately 31% of our outstanding shares.

The table below provides a summary of the feedback that we received on our executive compensation program, as well as our responses to that feedback.

Share Owner Feedback	Our Response

The core components of our executive compensation program reflect our pay-for-performance philosophy and are structured effectively so that executive pay is strategically aligned with share owner interests

●
We continue to provide an executive compensation program that remains strategically aligned with share owner interests
●
Executive pay is linked to our strategic plan and Value Creation Roadmap
●
EBIT and FCF financial metrics utilized in our STI program reinforce operational efficiency and efficient capital allocation
●
EPS, ROIC, and r-TSR metrics utilized in our LTI program balance short-term earnings expansion with

O-I GLASS, INC. 2026 PROXY STATEMENT	33

Executive Compensation

long-term value creation and provide strong alignment with share owner interests

The primary factor for opposition to our 2025 Say on Pay vote was the compensation paid under legacy life insurance, pension and retirement plans that applied to our former CEO upon his voluntary retirement

●
We reiterated that the payments to our former CEO upon his voluntary retirement (and which have been disclosed in our annual proxy statements for a significant number of years, with final payouts in line with those disclosures) were the result of legacy arrangements that largely reflected (i) the actuarial value of pension benefits earned over nearly three decades of service, (ii) the contractual transfer of a whole life insurance policy, and (iii) the vesting or settlement of previously granted equity awards made in prior years, each of which was a contractual or previously earned obligation of the Company, and not newly granted or discretionary compensation
●
We confirmed that each of the historical life insurance, pension and retirement plans that contributed to our former CEO’s final year of compensation have been closed to new entrants for at least two decades, and that the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits

Investors were interested in understanding whether the legacy life insurance, pension and retirement plans that applied to our former NEO were applicable to other NEOs	● We reaffirmed that no current NEO participates in these legacy plans and, as such, no similar payouts will be issued going forward

Some investors sought clarity as to the cost required to eliminate grandfathered eligibility to receive tax gross-ups under the Executive Life Insurance Plan and whether the Company had considered eliminating such tax gross-ups

●
We confirmed that the C&TD Committee evaluated the costs that would be required to eliminate this contractual benefit and determined that the magnitude of the costs that would be incurred would not be in share owners’ best interests

In these discussions, it was clear that share owners were broadly supportive of our executive compensation program, and that opposition at the 2025 Annual Meeting was based on concerns with the payments made to our former CEO upon his voluntary retirement.

With this feedback in mind, the C&TD Committee carefully reviewed the Company’s compensation policies and practices and determined to retain the core compensation program for 2026 that we have utilized in prior years given investor support for that component of our executive compensation practices.

In recognition of our share owners’ concerns with the legacy arrangements that were in effect for our former CEO, the C&TD Committee subsequently reviewed our contractual arrangements with current NEOs and reaffirmed that: (i) the legacy plans that contributed to our former CEO’s final year of compensation have been closed to new entrants for at least two decades; (ii) the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits; and (iii) no current NEO participates in these legacy plans. Accordingly, the C&TD Committee and the Board reaffirm and underscore the Company’s long-standing commitment —maintained for more than two decades—that no similar legacy plans for NEOs have been or will be entered into, nor will any similar historical payouts to NEOs be made, and commit to continuing its current practice of not providing tax gross-ups on executive perquisites or severance benefits.

The C&TD Committee will continue to monitor share owner feedback and remains committed to maintaining an open dialogue with investors regarding executive compensation and governance matters.

O-I GLASS, INC. 2026 PROXY STATEMENT	34

Executive Compensation

Information regarding the Company’s 2026 Say on Pay proposal is found on page 77. The C&TD Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s Annual Meeting.

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT THE COMPANY DOES/HAS

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Company’s strategy: higher earnings (EBIT and EPS), greater FCF, capital efficiency (ROIC) and stock price (equity awards and r-TSR modifier)
➢
Target Market Median Pay Levels (overall and by element) based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines which exclude unearned PSUs
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Clawback Policy in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT THE COMPANY DOES NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit repricing of Underwater Stock Options without share owner approval

➢
Liberal Share Recycling
➢
Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
➢
Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in its incentive plans that encourage excessive risk taking

O-I GLASS, INC. 2026 PROXY STATEMENT	35

Executive Compensation

Assessment of Realizable Pay and Performance

The C&TD Committee annually compares the NEOs’ realizable pay and the Company’s performance to the pay and performance of peer group companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the C&TD Committee’s independent compensation advisor, Pay Governance, analyzed the Company’s 2022-2024 realizable pay and performance relative to its peer companies. Unlike the results reported in the 2025 Summary Compensation Table on page 57, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the stock price performance that was influenced by those financial results. It also includes the potential value that could be realized from any unvested awards based on the Company’s stock price at the end of that period (December 31, 2024). The C&TD Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the 2025 Summary Compensation Table and Pay versus Performance Table, as both of those tables include a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are based on accounting or fair value estimates of equity incentives, such as PSUs and RSUs. They also fail to compare the Company’s pay and TSR performance relative to the peer group companies the C&TD Committee uses to establish the target pay opportunities of the CEO and CFO. Further, realizable pay excludes the annual changes in pension calculations which are not part of the pay decisions made by the C&TD Committee when setting an executive’s target annual pay opportunities. Those benefits can significantly distort pay reported in the 2025 Summary Compensation Table and how it relates to the Company’s performance.

In assessing realizable pay, the C&TD Committee reviewed the actual amounts earned by the CEO and CFO from 2022 to 2024, which consisted of: base salaries received by the applicable executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the 2025 Summary Compensation Table or the Pay versus Performance Table) of time-based LTI awards granted during the period, any gains realized on options granted during the period following exercise (which the Company did not award during that period but some of its pay peers continued to award) and the value of any performance-based LTI awards granted and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company’s stock price as of December 31, 2024. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the C&TD Committee to compare the Company’s realizable pay levels with similar executives at peer companies. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2024.

In addition to assessing the Company’s realizable pay levels relative to peer companies, the C&TD Committee also examined the Company’s annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on TSR relative to those companies, which captures the principal goal of the Company’s long-term incentive plan - incentivizing executives to create value for investors. As shown in the following two charts, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies. For the 2022-2024 period, the Company’s TSR and realizable pay levels for both its CEO and CFO were below the median levels of its peers.

O-I GLASS, INC. 2026 PROXY STATEMENT	36

Executive Compensation

From an annual or short-term performance perspective, the Company’s performance across several perspectives of EBIT and FCF performance (growth, percent of revenue and percent of invested capital) was evaluated relative to similar metrics for peers for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its long-term value creation efforts. The Company’s rankings relative to peers across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the same period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers. When considering the Company’s annual financial performance versus that of its peers for each of the past five years, the Company’s average peer ranking equaled the 41st percentile, comparable to the average cash compensation (salary and bonus) ranking of its CEO (44th percentile) and CFO (43rd percentile) relative to the Company’s peers. In addition, Pay Governance assessed the alignment of the Company’s short-term and long-term incentive payouts (as a percentage of target) during the past five years and found they were reasonably aligned with O-I’s one-year and three-year TSR results for the period.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners’ interests and regularly resulting in their high level of support for our annual Say on Pay proposal.

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the C&TD Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives and cash compensation (base salary + target annual incentives), LTI and direct compensation (base salary + target annual incentives + target LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance-based awards). The objectives of this review are to ensure the opportunities associated with the Company’s program are aligned with its pay philosophy, which targets market median but also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the C&TD Committee reviews competitive market remuneration data including:

●	proxies of companies in the peer group used to benchmark pay (shown below) solely for purposes of determining compensation levels of the Company’s CEO and CFO; and
●	surveys published by Aon Hewitt, Mercer and Willis Towers Watson are used to assess the target compensation for the Company’s other senior leaders and provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit.

Peer Group Companies

While there is no other company of comparable size to the Company that also focuses purely on glass container production, the group of peer companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and industrial manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the peer group companies in July 2024, the C&TD Committee determined the peer group continued to be reasonable for benchmarking and pay comparisons with the Company for 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	37

Executive Compensation

Accordingly, the Company’s peer group of companies for 2025 consisted of the following:

		Dollars in Millions
						% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company(1)	Industry	Revs.(1)	Assets(1)	Cap(2)	Value(2,3)	U.S.(4)	Emp.
Ball Corporation	Metal and Glass Containers	13,161	19,524	14,195	21,178	53%	16,000
Crown Holdings, Inc.	Metal and Glass Containers	12,365	14,272	11,740	17,652	61%	23,000
Oshkosh Corporation	Construction Machinery and Heavy Trucks	10,422	10,072	7,947	8,941	18%	18,400
Berry Global Group, Inc.(5)	Metal and Glass Containers	10,124	12,882	NA	NA	43%	42,000
Owens Corning	Building Products	10,103	12,980	9,198	14,559	18%	25,000
Packaging Corporation of America	Paper Packaging	8,989	10,726	18,431	21,982	4%	16,800
Avery Dennison Corporation	Paper Packaging	8,856	8,802	14,058	17,258	69%	35,000
Graphic Packaging Holding Company	Paper Packaging	8,617	11,775	4,445	10,281	31%	23,000
Dover Corporation	Industrial Machinery	8,093	13,422	26,778	28,296	46%	24,000
Sonoco Products Company	Paper Packaging	7,519	11,162	4,304	9,528	52%	22,000
Dana Incorporated	Auto Parts and Equipment	7,500	7,808	2,776	6,139	43%	26,900
Silgan Holdings Inc.	Metal and Glass Containers	6,483	9,397	4,266	8,824	32%	17,320
Dauch Corporation(6)	Auto Parts and Equipment	5,837	6,670	761	2,786	63%	18,000
Terex Corporation	Construction Machinery and Heavy Trucks	5,421	6,139	3,502	5,586	34%	10,700
Sealed Air Corporation	Paper Packaging	5,360	7,013	6,095	10,081	49%	16,400
Pactiv Evergreen Inc.(7)	Paper Packaging	5,148	5,877	NA	NA	9%	14,000
Flowserve Corporation	Industrial Machinery	4,729	5,708	8,819	9,717	58%	16,000
The Timken Company	Industrial Machinery	4,582	6,677	5,860	7,813	55%	19,000
Greif, Inc.	Metal and Glass Containers	4,291	5,767	3,353	4,651	48%	12,000
AptarGroup, Inc.	Metal and Glass Containers	3,777	5,253	8,003	9,064	72%	14,000
75th Percentile		9,268	12,052	11,105	16,583	56%	23,250
50th Percentile		7,509	9,099	7,021	9,622	47%	18,200
25th Percentile		5,307	6,537	4,275	8,066	32%	16,000
O-I Glass, Inc.	Metal and Glass Containers	6,426	9,243	2,267	6,970	73%	19,000
O-I Percentile Rank		42%	51%	4%	21%	High	58%
(1)	Fiscal 2025 financial data
(2)	Data as of December 31, 2025
(3)	Enterprise value is defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments
(4)	Select companies’ data represent revenues for sales outside North America
(5)	As of April 30, 2025, Berry Global Group, Inc. operates as a subsidiary of Amcor plc.; presented company financials represent last available data
(6)	Formerly known as American Axle & Manufacturing Holdings, Inc.
(7)	As of April 1, 2025, Pactiv Evergreen Inc. operates as a subsidiary of Novolex Holdings, LLC; presented company financials represent last available data

After a review of the peer group companies in July 2025, the C&TD Committee decided to make the following changes to the peer group used to make compensation decisions for 2026: removed Berry Global Group, Inc. and Pactiv Evergreen Inc. as both companies had been acquired in 2025 and added Sylvamo Corporation, a paper products company with revenues within the desired range of O-I’s.

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, short-term incentive and long-term incentives. Although the Company’s pay philosophy generally targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential future contributions and Company performance. In making compensation decisions, the C&TD Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

O-I GLASS, INC. 2026 PROXY STATEMENT	38

Executive Compensation

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk” based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2025, the CEO had 89% of his target total direct compensation “at risk” and the other NEOs who were serving as executive officers on December 31, 2025 had an average of approximately 70% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, its target pay position in the market, market pay data used to establish individual executive’s compensation and internal equity pay considerations.

Compensation Pay Mix Charts

The C&TD Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriately demanding performance goals which are assessed annually for their difficulty, and regularly testing the relationship between pay and performance.

Base Pay

The base pay component of the Company’s executive compensation program is designed to ensure the Company’s ability to attract and retain key executives. The C&TD Committee reviews each NEO’s salary and pay positioning at least once per year, and may adjust the salary based on several factors, including: current market conditions, Company performance, individual performance, previous experience, management potential, the results of benchmarking against market data, and the Company’s overall merit pay budgets. Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors.

Our NEOs’ base salaries for 2024 and 2025 are set forth in the table below:

	Base Salaries as of December 31,				Change
Name	2024		2025		%
Gordon J. Hardie		$1,200,000		$1,200,000	0.0%
John A. Haudrich		$766,480		$766,480	0.0%
Darrow A. Abrahams		$587,600		$587,600	0.0%
Emmanuelle Guerin	CHF	500,000	CHF	530,000	6.0%
Eduardo Restrepo		$451,500		$550,000	21.8%
Giancarlo Currarino (I)		$585,520		$585,520	0.0%
(1)	Reflects Mr. Currarino’s annual base salary in effect prior to his employment with the Company ending on March 8, 2025. His actual base salary was pro-rated for the portion of the 2025 fiscal year during which he was employed.

O-I GLASS, INC. 2026 PROXY STATEMENT	39

Executive Compensation

The C&TD Committee approved a base salary increase of 6.0% for Ms. Guerin, recognizing her performance and bringing her salary closer to market median pay level, and a base salary increase of 21.8% for Mr. Restrepo, due to his promotion to SVP, Business Operations Americas and recognizing his performance. Both increases were effective February 1, 2025. The remaining NEOs did not receive increases as their base salaries continued to be aligned with market median pay levels.

Short-Term Incentive

The Company’s annual STI program is designed to promote the achievement of short-term financial results and motivate individual performance. As a result of the demonstrated alignment of our compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2024 STI program for the 2025 performance cycle.

2025 STI Program

Measures

The C&TD Committee reviews the performance measures for the STI each year to ensure they support the Company’s ongoing business strategies and reflect the needs of the business as well as drive share owner value. For the 2025 STI program, the C&TD Committee determined to evaluate performance against the following measures to determine STI awards under the Fourth Amended and Restated 2017 Incentive Award Plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period.

FCF	20%

Cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions, or other payments, that were not included in the Company’s budget. In 2025, the C&TD Committee also included $17 million in payments related to a legacy environmental settlement that were paid in 2025 and were not contemplated in the Company’s original annual budget and the resulting FCF performance range.

Individual Performance Adjustment:
	+/-20%

After determining STI awards based on the Company’s achievement of the EBIT and FCF performance goals, the C&TD Committee can adjust each NEO’s STI payout by +/-20%, not to exceed a payout of 200%, based on the NEO’s performance against pre-established individual personal objectives, including environmental, social, and/or governance related objectives (discussed in more detail below under “Individual 2025 STI Payouts”).

The C&TD Committee believes these measures strike a reasonable balance between profit-based (EBIT) and cash-based (FCF) metrics. These metrics also aligned with the Company’s strategic objectives for 2025 and supported both short- and long-term share owner value creation based on discussions with its share owners. In addition, by rewarding the senior leadership team based on enterprise performance, the senior leadership team is encouraged to leverage one country to compensate for pressures in another country, for the good of the entire Company.

The Company believes the EBIT and FCF measures reward results within management’s control versus those outside their ability to influence by adjusting for changes in foreign currency exchange rates, and by excluding (in the case of EBIT) items management considers not representative of ongoing operations. Further, the EBIT measure excludes interest and taxes which are influenced by factors such as fluctuations in interest rates and changes in tax law that are outside management’s control. The C&TD Committee believes this design drives motivation and retention, creating long-term share owner value.

O-I GLASS, INC. 2026 PROXY STATEMENT	40

Executive Compensation

Each measure stands alone for payment, so performance results under one measure can yield a payment (up to the established maximum for that measure) even if performance results under the other measure do not yield a payout.

Determining Performance Targets and Measure Weights

The C&TD Committee reviews and approves the financial targets and measure weightings set for the metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance.

When setting the targets for the measures, the C&TD Committee considers an assessment prepared by its independent executive compensation consultant, Pay Governance, of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus previous goals, the Company’s performance guidance, analyst estimates for the Company and its peers as well as the historic performance of the Company and its peers. The assessment found the Company’s EBIT goals (which determine 80% of an NEO’s STI payout) for 2025 to be very challenging and the FCF goals (weighted 20%) to be challenging based on the probability of achieving those objectives.

Individual Target Opportunities

Target awards for each NEO are expressed as a percentage of actual base salary based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the performance measures would result in a payout of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target opportunity.

Target incentives are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum incentives capable of producing top quartile pay if maximum performance goals are achieved or exceeded. If no STI awards are paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2025, the NEOs’ individual target STI opportunities were as follows and reflect the Company’s pay philosophy, target median STI opportunities in the market for executives with similar roles, the importance of each NEO’s role in achieving annual incentive goals, and internal equity.

		Annual	Target	Target
Name		Salary (1)%		$
Gordon J. Hardie		$1,200,000	150%		$1,800,000
John A. Haudrich		$766,480	80%		$613,184
Darrow A. Abrahams		$587,600	75%		$440,700
Emmanuelle Guerin	CHF	527,452	75%	CHF	395,589
Eduardo Restrepo		$541,634	75%		$406,226
Giancarlo Currarino		$109,204	65%		$70,983
(1)	Represents actual base salary paid in respect of fiscal year 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	41

Executive Compensation

2025 STI Targets and Performance Results

The STI performance targets and performance results for the enterprise are as follows (dollars in millions):

							Payout	Weighted Payout
		Enterprise Performance Range					as % of	as % of
		Threshold	Target	Maximum	Actual		Target	Target
Measure	Weight	30%	100%	200%	Results		Award	Award
EBIT	80%	$640	$690	$745	$707	(I)	129.7%	103.8%
FCF	20%	$119	$170	$221	$120	(I)	30.2%	6.0%

Total Payout: 109.8%

(1)	See Appendix A for a calculation of the results for this measure.

Management and the C&TD Committee believe this result is aligned with the underlying operating performance of the Company for 2025.

Prior to being appointed Senior Vice President, Business Operations Americas, Mr. Restrepo held the role of Managing Director Americas Central. While serving in that role, in order to provide an incentive for country group performance in addition to the performance of the Company as a whole, his STI payout was based 60% on the results of the Company as a whole (as detailed above) and 40% on the EBIT performance targets and results of the Americas Central country group as detailed below (dollars in millions):

							Payout	Weighted Payout
		Americas Central Performance Range					as % of	as % of
		Threshold	Target	Maximum	Actual		Target	Target
Measure	Weight	30%	100%	200%	Results		Award	Award
Enterprise STI (1)	60%						109.8%	65.9%
Americas Central EBIT	40%	$142	$153	$165	$167	(2)	200.0%	80.0%

Total Payout: 145.9%

(1)	See Enterprise STI performance calculation above.
(2)	See Appendix A for a calculation of the results for this measure.

Management and the C&TD Committee believe this result is aligned with the underlying operating performance of the Americas Central country group for 2025.

Individual 2025 STI Payouts

In addition to the Company’s performance in 2025 compared to the 2025 STI performance targets in determining STI payouts, the C&TD Committee considers the individual performance of each NEO in achieving pre-established individual personal objectives. Per the plan’s design, individual payouts based on the Company’s achievement of its performance goals can be adjusted by +/-20%, not to exceed a payout of 200%, based on each NEO’s performance against their personal objectives, including environmental, social, and/or governance related objectives.

O-I GLASS, INC. 2026 PROXY STATEMENT	42

Executive Compensation

For the 2025 STI awards, no NEO received an adjustment to his or her STI payout.

						STI	Discretionary		Actual	Actual	Actual
		Annual	Target	Target		Payout	Adjustment		Payout	Payout	Payout
Name		Salary (1)%		$		%	%		$	% of Earnings	% of Target
Gordon J. Hardie		$1,200,000	150%		$1,800,000	109.8%	0%		$1,976,400	164.7%	109.8%
John A. Haudrich		$766,480	80%		$613,184	109.8%	0%		$673,276	87.8%	109.8%
Darrow A. Abrahams		$587,600	75%		$440,700	109.8%	0%		$483,889	82.4%	109.8%
Emmanuelle Guerin	CHF	527,452	75%	CHF	395,589	109.8%	0%	CHF	434,357	82.4%	109.8%
Eduardo Restrepo (2)		$38,347	75%		$28,760	145.9%	0%		$41,961	109.4%	145.9%
		503,287	75%		$377,466	109.8%	0%		$414,458	82.4%	109.8%
Giancarlo Currarino (3)		$109,204	65%		$70,983	109.8%	0%		$—	0.0%	0.0%
(1)	Represents actual base salary paid in respect of fiscal year 2025.
(2)	Mr. Restrepo’s payout under each program was prorated to reflect time spent in the relevant role.
(3)	Mr. Currarino did not receive an STI payout for 2025, as his employment with the Company ended on March 8, 2025.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, as demonstrated by the chart below, STI payouts for the Company have ranged from 0% to 180%, with an average payout of 118.2% (before applying reduction for safety challenges to 2021 results) of target. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance relative to peers. Finally, annual STI payout levels (as a percent of target) have generally reflected the Company’s annual TSR performance relative to the S&P 500 (e.g., payout above target when the Company’s annual TSR is above the S&P median, below target when TSR for the year was below the S&P median).

STI Payout History for Enterprise
Avg. Payout 118.2%

Long-Term Incentives

Long-term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool. As a result of the demonstrated alignment of our compensation programs with share owners’ interests, the C&TD Committee maintained the key elements of the 2024 LTI program for the 2025 LTI program.

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Executive Compensation

Equity Grant Practices

The C&TD Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each year, the C&TD Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the C&TD Committee, the Company reviews the prior year grants, current competitive market data, shares available under the approved equity plan, annual share usage, total potential dilution data, and the expense of its equity program relative to its peers, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the C&TD Committee for review and approval. The C&TD Committee works with Pay Governance, its executive compensation consultant, to determine the grant value for the CEO using the same general criteria.

The C&TD Committee set March 7 of each year as the common grant date for annual equity awards and has not deviated from that practice in more than ten years. This date falls outside of the quarterly blackout periods prescribed under the Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The C&TD Committee retains the discretion to make equity grants off-cycle for situations such as promotions, external hires and market compensation adjustments and has delegated authority to the CEO to grant a limited number of equity awards (subject to certain limitations, and solely to individual employees who are not executive officers or directors).

LTI Mix

The C&TD Committee uses a balanced approach to delivering LTI by awarding 60% of target value in the form of PSUs and 40% in the form of time-based RSUs. The C&TD Committee believes that this emphasis on performance-based LTI awards is aligned with management’s share owner value creation efforts.

To determine the number of PSUs and RSUs to grant, the total target LTI award value is multiplied by the percentage of PSUs and RSUs (60% and 40%, respectively) and then the resulting value is divided by the common stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $20.00, the number of PSUs and RSUs granted would be calculated as follows:

If the performance goals are met at the end of the three-year performance period (subject to continued service through the end of the performance period), PSUs are settled in an equivalent number of shares.

RSUs vest in one-third increments on each of the three anniversaries following the grant date (subject to continued service through the applicable vesting date).

Awards are granted with tandem dividend equivalents, which confer on the holder of such PSUs and RSUs the right to receive dividend equivalent payments for dividends declared over the portion of the performance period or time-vesting period (as applicable) during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The value of the shares received from vested PSUs and RSUs is tied to the Company’s stock price, which provides share owner alignment. The C&TD Committee also believes the LTI mix provides a balanced incentive program that limits compensation plan risk.

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Executive Compensation

PSUs have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEOs’ total realized compensation depending on Company performance and total share owner return. The use and overall weighting of PSUs focus executives on fundamental long-term financial goals in addition to stock price performance. RSUs are intended to foster long-term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. This combination of long-term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the C&TD Committee determines an overall equity award value, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the C&TD Committee focuses on the dollar value of the award for each NEO and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the C&TD Committee approved the NEOs receiving annual equity grants for 2025 with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

	2024 Grant	2025 Grant	Change
Name	Value	Value	%
Gordon J. Hardie	$7,000,000	$7,700,000	10%
John A. Haudrich	$1,900,000	$2,000,000	5%
Darrow A. Abrahams	$1,000,000	$1,100,000	10%
Emmanuelle Guerin	$—	$500,000	—
Eduardo Restrepo	$469,518	$475,000	1%
Giancarlo Currarino (1)	$800,000	$—	—
(1)	In addition to his annual LTI grant in 2024, the grant value of which is set forth in the table above, Mr. Currarino received an additional grant (also delivered 60% in the form of PSUs and 40% in the form of RSUs) with an aggregate grant value of $100,000 on September 1, 2024, in recognition of his assumption of the Senior Vice President, Business Operations Americas role. The C&TD Committee did not approve an annual LTI grant for Mr. Currarino in 2025 due to his termination on March 8, 2025.

For Messrs. Hardie, Haudrich, Abrahams, and Restrepo, the increase in target LTI value for their 2025 LTI awards was to bring their LTI values closer to market median level and also to recognize their performance in their roles.

The amount ultimately earned with respect to RSUs will be a result of the performance of the Company’s stock. The amount earned for PSUs will be a result of the performance of the Company’s stock as well as the Company’s performance against pre-established financial goals for the three-year period.

Performance Stock Units

PSUs reward financial performance of the Company over a three-year cycle. The vesting of PSUs is based on the financial performance of the Company as a whole (total or consolidated Company results), as this increases the focus on long-term results that drive share owner value. Payouts in respect of grants made in 2025 are based on annual results over a three-year performance cycle of January 1, 2025 to December 31, 2027.

Awards are based on the Company’s annual performance for the full three-year period as measured by EPS and ROIC, measures the Company has consistently used to determine payouts under past PSU cycles. The C&TD Committee believes this design enhances the program’s ties to delivering sustained, long-term financial results.

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Executive Compensation

Measure	Weight	Definition
EPS	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures.

ROIC	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the C&TD Committee elected to hold constant the pension/retiree medical portion of Accumulated Other Comprehensive Income (“AOCI”).

Three-Year r-TSR Payout Modifier	Applies to all PSUs	Relative three-year TSR compared to the companies in the Materials Sector of the S&P 1500 index as of the grant date
(1)	EBIT not adjusted for foreign exchange.

The C&TD Committee excludes certain items from determining the Company’s performance relative to its PSU metrics: changes in pension/retiree medical portion of AOCI, impact of acquisition/divestitures, and share buy-backs above dilution to the extent they are not included in the computation of the related target. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the C&TD Committee’s objectives.

Application of the r-TSR Modifier

In an effort to further align executive compensation with share owner interests, the PSUs are subject to an r-TSR modifier, wherein a multiplicative percentage is applied to the results based on EPS and ROIC performance (equally weighted). The modifier is based on the Company’s TSR over the three-year performance period compared to the overall TSR performance for the companies in the Materials Sector of the S&P 1500 index during the same time frame.

Relative Total Shareholder Return (r-TSR) Modifier
(vs. S&P 1500 – Materials (GICS #1510))

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Executive Compensation

The C&TD Committee chose the Materials Sector within the S&P 1500 index as a benchmark because it is a recognizable index group with approximately 90 independently selected companies with a similar profile to the Company. The Company’s TSR performance relative to the index group will affect the payout by up to 20% – favorably or unfavorably – based on relative TSR performance, which could result in an actual payout above or below the 30% to 200% payout range based on achieving the Company’s EPS and ROIC performance goals. If the Company’s TSR is at or below the 25th percentile of the peer group, the PSU payout will be reduced by 20%. If the Company’s TSR is between the 25th and 75th percentiles, the PSU payout will be adjusted between -20% and +20%, as shown in the above chart. If the Company’s TSR is at or above the 75th percentile of peer group, the PSU payout will be increased by 20%.

The TSR modifier ensures that participants will not get the full maximum payout with respect to their PSUs unless the Company’s TSR is at least at the median of the index, while providing an upside opportunity when performance is above the median.

Performance Stock Units 2025-2027 Cycle

The potential payout for the PSUs granted in 2025, which had a three-year performance cycle commencing January 1, 2025 and ending December 31, 2027, continues to be based on O-I’s achievement of annual performance goals for EPS and ROIC over the three-year performance period. The EPS and ROIC targets for the first year of the cycle (2025) were based on the Company’s annual budget and operating plan for the year and reflect expected results for 2025.  Performance targets for the two subsequent years (2026 and 2027) are based on the Company’s actual EPS and ROIC performance for the prior year (2025 in the case of 2026 and 2026 in the case of 2027) modified by the target rates of improvement for the year: annual percentage growth in EPS and basis point improvement in ROIC. The rates of improvement for years two and three (2026 and 2027) were approved by the C&TD Committee at the time of grant in early 2025.  Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout, which are then adjusted by the Company’s r-TSR results for the full three-year period. This approach reduces the “boom or bust” outcomes associated with the previous approach, enhancing the PSU plan’s motivational and retention value.

The following illustrates how this would work for an executive with a target award of 1,200 PSUs (400 units per annum):

The threshold, target and maximum values for the performance criteria were determined considering the Company’s expected annual rates of improvement in EPS and ROIC. When setting the targets, the C&TD Committee’s independent executive compensation consultant, Pay Governance, conducts an assessment of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers. The C&TD Committee includes this assessment as part of its review and approval of the financial targets and measure weightings for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance. The assessment found the Company’s EPS and ROIC goals to be challenging based on their probability of achievement.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the C&TD Committee. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for that measure, subject to the r-TSR modifier. The C&TD Committee reviews audited financial results prior to determining the amount of any award earned, and there is no discretion applied to individual payout amounts.

PSUs generally do not vest until the end of the three-year performance period, subject to achievement of the pre-established goals.

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Executive Compensation

Performance Stock Unit 2023-2025 Cycle Results

For PSUs granted in 2023, which had a three-year performance cycle commencing January 1, 2023 and ending December 31, 2025, targets for EPS and ROIC for 2023 were based on O-I’s operating plan/budget for the year. The Company set annual levels of growth in EPS and improvement in ROIC that were applied to actual results from the prior year to determine targets for 2024 and 2025, as follows:

●	For EPS: 10% growth over actual results for 2023 and 2024.
●	For ROIC: 50 and 10 basis point increase, respectively, over actual results for 2023 and 2024.

Finally, results for each year’s EPS and ROIC results were both assessed over a performance range with the threshold performance level set at 75% of the target performance level and the maximum performance level set at 120% of the target performance level.

Performance for both EPS and ROIC was above target payout levels for 2023 and 2025 but below the threshold performance level required to earn a payout for 2024, resulting in an average PSU payout of 124.2%, before applying the three-year r-TSR modifier. After applying the three-year r-TSR modifier of 0.94, the PSU payout was 116.7%.

		S&P 1500 GICS 1510: Materials (1)
	O-I Cum. TSR	Cumulative TSR %ile Results			Percentile
Measurement Period	%	25th %ile	50th %ile	75th %ile	Ranking (%)	r-TSR Modifier
1/1/2023 - 12/31/2025	(10.9)%	(26)%	0.0%	43%	43%	0.94
	($16.57-$14.76)
(1)	Companies comprising the S&P 1500 GICS 1510 as of March 7 in the first year of the performance period.
(2)	TSR results exclude companies acquired or spun off during the performance period.
(3)	Linear interpolation applied for percentile rankings between the 25th and 75th percentiles.

								Wtd.		Final
							Payout	Payout		Payout
			Threshold	Target	Maximum	Actual	(as % of Target	(as % of Target	r-TSR	(as % of Target
Period	Measure	Weight	30%	100%	200%	Results (1)	Award)	Award)	Modifier	Award)
2023	EPS	50%	$1.88	$2.50	$3.00	$3.09	200.0%	100.0%
	ROIC	50%	7.13%	9.50%	11.40%	10.36%	145.3%	72.6%
								172.6%	0.94	162.2%
2024	EPS	50%	$2.55	$3.40	$4.08	$0.81	0.0%	0.0%
	ROIC	50%	8.15%	10.86%	13.03%	4.81%	0.0%	0.0%
								0.0%	0.94	0.0%
2025	EPS	50%	$0.67	$0.89	$1.07	$1.60	200.0%	100.0%
	ROIC	50%	3.95%	5.26%	6.31%	7.26%	200.0%	100.0%
								200.0%	0.94	188.0%
									Overall:	116.7%
(1)	See Appendix A for a calculation of these measures.

Performance Stock Unit Payout History

Since the Company’s PSUs are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incentivize improvement over prior years. Over the past five years, PSU payouts have ranged from 0% to 178% of target, based on the actual performance levels achieved, with an average payout over the past five years of 82% (as demonstrated by the chart below). As with the Company’s STI payout

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Executive Compensation

levels, historical PSU payouts generally have reflected the Company’s TSR results versus the S&P 500 (e.g., below target payout for three-year TSR below the median of the S&P, above target payout for above median TSR).

PSU Payout History for Enterprise
Avg. Payout 82%

Double Trigger Change in Control Vesting for Equity Awards

Awards under the Company’s equity incentive plan require a “double-trigger,” or both a change in control and a qualifying termination of employment, in order for equity awards to vest upon a termination of employment. For additional information, see “Potential Payments upon Termination or Change in Control” below.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all the NEOs, with the objective of better aligning executives’ interests with those of share owners.

The guidelines are as follows:

●	CEO - 5 times base salary
●	Senior Business / Function Leader - 2.5 times base salary
●	Senior Business / Function Leader based in Switzerland - 1.5 times base salary
●	Other Key Leaders (as designated by CEO) - 1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, and 401(k) holdings all count as shares owned. Unearned performance awards do not count as shares owned.

The C&TD Committee also has share retention guidelines. These guidelines state that until the stock ownership level is met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises and vested RSUs and PSUs. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

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Executive Compensation

The C&TD Committee reviews ownership levels for executive officers on an annual basis. Ownership achievement against guidelines is measured on June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2025 review, all of the NEOs met or exceeded their ownership guideline, with the exception of Ms. Guerin and Mr. Restrepo, who commenced as the Company’s SVP, Business Operations Europe on October 1, 2024, and as SVP, Business Operations Americas on February 18, 2025, respectively, and are well within the timeframe to meet the guideline.

Actual
	Expected	Ownership Level
	Ownership Level	June 30, 2025
	(as a multiple of salary)	(as a multiple of salary)(1)
Gordon J. Hardie	5.0 x salary	5.2 x salary
John A. Haudrich	2.5 x salary	7.5 x salary
Darrow A. Abrahams	2.5 x salary	3.9 x salary
Emmanuelle Guerin	1.5 x salary	0.3 x salary
Eduardo Restrepo	2.5 x salary	2.4 x salary
(1)	200-day moving average stock price was $12.16.

Anti-Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities. The Company’s Insider Trading Compliance Policy also prohibits the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin, pledging Company securities as collateral for a loan, and borrowing against any account in which Company securities are held.

Insider Trading Compliance Policy

The Company has adopted an Insider Trading Compliance Policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Company’s Insider Trading Compliance Policy is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Clawback Policy

The Company adopted the Clawback Policy which, in the event that the Company is required to prepare an accounting restatement, requires the recovery of certain erroneously paid incentive-based compensation (including performance-vesting equity) received by the Company’s current or former Section 16 officers or other individuals to whom the C&TD Committee determines to apply the Clawback Policy, in either case, on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act. The Clawback Policy applies to incentive-based compensation that is granted, earned or vests based (in whole or part) on the attainment of one or more financial reporting measures; however, the C&TD Committee and the Board may in their discretion choose to apply the Clawback Policy to compensation earned based on performance goals that do not relate to financial reporting measures. The Clawback Policy supersedes the Company’s Compensation Recovery Policy adopted on January 22, 2014 (the “Prior Policy”). The Prior Policy continues to apply with respect to compensation received prior to October 2, 2023 (the effective date of the Clawback Policy) and that is not subject to recovery under the Clawback Policy.

Stock Option Grant Practices

We do not currently, and in 2025 we did not, grant any stock option awards, stock appreciation rights, or similar option-like instruments.

Risk Assessment

The C&TD Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. The STI program for 2025 was

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Executive Compensation

profit-based (EBIT) and cash-based (FCF), which was similar to the previous year. In addition, while the Company retained its general structure for its 2025 LTI program (e.g., mix of time- and performance-based shares, measures used for determining the vesting of PSUs), it continued to utilize the approach to defining and setting long-term goals, which was initially adopted in 2021 to recognize some uncertainties present in certain of the Company’s markets.

The Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the C&TD Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company. In reaching this conclusion, the Company considered several items that mitigate the Company’s level of risk exposure.

● ● ● ● ● ● ● ● ●

Risk Mitigation Measures
●
The Company’s pay mix, especially regarding LTI, is generally consistent with peer practices;
●
There is a direct cap on payouts (200% of target for STI and 240% of target for PSUs (assuming a payout of 200% of target with an r-TSR modifier of +20%)) and the C&TD Committee has the ability to negatively adjust performance goals and incentive payouts to help limit risk;
●
The Company’s incentive plans incorporate multiple performance measures that balance its income statement, balance sheet, growth, profitability, cash generation and capital efficiency, all of which are aligned with its long-term strategy for value creation;
●
Target setting considers internal budgeting and external market factors;
●
Multiple LTI equity vehicles (but excluding options), stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;
●
The Clawback Policy requires the Company to recoup erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement;
●
The Company has double trigger (not single trigger) change in control vesting for equity awards;
●
An anti-hedging and prohibition of pledging policy helps prevent material adverse risk; and
●
The C&TD Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Tax and Regulatory Considerations

When reviewing compensation matters, the C&TD Committee considers the anticipated tax consequences to the Company (and, when relevant, to the executive officers) of the various payments under its compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to its chief executive officer and certain other “covered employees.” The Company believes that maintaining the discretion to evaluate the performance of its executive officers through the use of performance-based compensation is an important part of its responsibilities and benefits its share owners, even if it may be non-deductible under Section 162(m). The C&TD Committee has historically considered the potential impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the C&TD Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its share owners.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs, time-based RSUs and other equity-based awards under equity

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Executive Compensation

incentive award plans have been and will be accounted for under ASC Topic 718. The Company expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its equity incentive award plans and programs. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its equity awards with its overall executive compensation philosophy and objectives. For further information on the Company’s accounting for its stock-based compensation awards, refer to its Annual Report on Form 10-K for the year ended December 31, 2025.

Executive Severance Policy

Certain Company executives, including all NEOs, are eligible for severance under the Company’s Amended and Restated Executive Severance Policy (the “Policy”) in the event that the executive is terminated by the Company without cause at any time, or if during the 24-month period following a change in control of the Company (as determined under the Fifth Amended and Restated 2017 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus Company-subsidized continued health benefits for up to 24 months. If the provision of health benefits, however, would cause a violation of applicable law or a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after-tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of service to the extent enforceable in the applicable jurisdiction. Additionally, in order to receive severance under the Policy, the executives must agree not to disclose confidential information or disparage the Company and must sign a release of claims in favor of the Company before receiving any severance under the Policy.

If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefit plan for all its U.S.-based employees, including the NEOs. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

As previously disclosed, (i) the legacy plans that contributed to our former CEO’s final year of compensation have been closed to new entrants for at least two decades, (ii) the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits, and (iii) no current NEO participates in these legacy plans. As such, no similar payouts to our NEOs will be issued going forward.

The Company maintains a term life insurance policy for all U.S. based NEOs. The benefit payable to the beneficiary upon death is three times annual base salary. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance policy.

The Company’s Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While participants may direct their own contributions into a number of provided investments, the Company match of 100% of an eligible participant’s contribution up to the first 4% and 50% of an eligible participant’s contribution up to the next 2% (for a total match of up to 5%) of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in shares of common stock. The match is immediately vested, and participants can move the

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Executive Compensation

match out of shares of common stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also contributes 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. participants who are limited in the amount that they may defer to the qualified SPASP due to IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”), which allows for deferrals of compensation on a pre-tax basis. The investment funds available under the EDSP are the same as those available under the SPASP.

Ms. Guerin is eligible for benefits under the Company’s Swiss Pension Plan. This pension plan is part of a fully insured collective foundation that provides occupational pension benefits. The benefits are provided under a cash balance structure, meaning each participant has an account balance that will increase with annual savings credits and a guaranteed interest credit each year. At hire, participants transfer their vested benefits from their previous employers into the account and may buy back additional benefits during a certain year (subject to some limits). The savings credits increase with age as a percentage of insured salary. The Swiss Pension Plan also provides protection against disability, death and longevity risks.

Other Benefits

The Company provides limited perquisites to the NEOs that the C&TD Committee has determined to be competitive with the practices of the peer group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year for each NEO (or, for Mr. Hardie, $30,000). Mr. Hardie was also eligible for restricted personal use of the Company aircraft (up to 50 hours per year) and the service costs for a home security system. Ms. Guerin receives a car allowance as part of her Swiss compensation package.

In addition to the foregoing, subject to certain limitations, all of the Company’s full-time salaried employees in the U.S., including the Company’s NEOs in the U.S., may make contributions to eligible charitable organizations and, under the Company’s Matching Gifts Program, the Company will match the contributions up to $15,000 for each eligible employee.

The following tables show the benefits and perquisites available to each NEO in 2025:

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Hardie	Haudrich	Abrahams	Restrepo	Currarino
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X	X	X	X
Retirement—Qualified
Stock Purchase & Savings Program (DC1)	3% Base Salary[2]	X	X	X	X	X
Stock Purchase & Savings Program (DC1)	100% up to first 4% and 50% up to next 2% Base Salary + annual incentive[4]	X	X	X	X	X
Retirement—Non-Qualified
Unfunded Executive Deferred Savings Plan (DC1)	Defer up to 100% Base Salary with Interest[3]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC1)	3% Base Salary[2]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC1)	100% up to first 4% and 50% up to next 2% Base Salary + annual incentive[4]	X	X	X	X	X
Perquisites
Financial Planning & Tax Preparation	Up to $15,000 per year		X	X	X	X
Financial Planning & Tax Preparation	Up to $30,000 per year	X
Physical Examination	Up to $5,000 per year	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[5]	X
Home security system[8]	Approximately $500 per year	X

Company Benefits & Perquisites	Value Provided by the
Swiss Executives	Company	Guerin
Retirement
Swiss Pension Plan (DB6)[7]		X
Perquisites
Automobile Program		X
Financial Planning & Tax Preparation	Up to $15,000 per year	X
Physical Examination	Up to $5,000 per year	X

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Executive Compensation

(1)	DC = Defined Contribution (e.g., 401(k) plan)
(2)	The Company contributes 3% of the participant’s base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(3)	For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.
(4)	The Company matches 100% of the participant’s contribution to the SPASP up to the first 4% and 50% up to the next 2% (for a total match of up to 5%) of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 100% of the participant’s contribution up to the first 4% and 50% up to the next 2% (for a total match of up to 5%) of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(5)	Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel. Personal use of the aircraft is limited to 50 hours per year.
(6)	DB = Defined Benefit (e.g., pension plan)
(7)	Cash balance occupational benefits plan as required per Swiss pension laws.
(8)	For Mr. Hardie, the Company pays for the annual service costs for a home security system.

The Company previously eliminated all tax gross-ups on taxable perquisites, including the personal use of Company aircraft and financial planning services. The Company’s standard relocation policy, however, does provide for tax assistance.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the C&TD Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the C&TD Committee holds executive sessions without management present (including the CEO). The C&TD Committee may delegate any or all of its responsibilities to a subcommittee. See description of the C&TD Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the C&TD Committee in carrying out its duties and responsibilities, the C&TD Committee engages the services of an executive compensation consultant. The consultant provides the C&TD Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the C&TD Committee on the overall design and implementation of the Company’s executive compensation programs and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the C&TD Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

For 2025, the C&TD Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not, and did not in 2025, engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2025 specifically, the compensation consultant supported the C&TD Committee by: (i) reviewing the peer group used by the C&TD Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the C&TD Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the peer group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company’s incentive plan goals, share utilization, pay mix, and target pay opportunities for key executives, including the CEO; (v) assisting the Company and the C&TD Committee in considering

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Executive Compensation

and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say on Pay proposal, and outreach to proxy advisors; (viii) advising the C&TD Committee about regulatory and legislative updates as well as market trends; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes; (x) determining the Company’s relative TSR performance for its PSU awards; (xi) developing principles regarding the role and disclosures of any adjustments to GAAP-reported results for incentive purposes and (xii) participating in the C&TD Committee’s meetings during the year as well as establishing its annual calendar of activities.

In its capacity as the executive compensation consultant to the C&TD Committee, the consultant reports directly to the C&TD Committee and the C&TD Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the C&TD Committee’s direction, both the C&TD Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The C&TD Committee also reviewed the nature and extent of the relationship between the C&TD Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the C&TD Committee and the Company with respect to any potential conflicts of interest. The C&TD Committee considered the following six factors in its evaluation:

●	provision of other services offered by the consulting firm;
●	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;
●	the policies and procedures that each consultant has in place to prevent conflicts of interest;
●	any business or personal relationships of the consultant with any members of the C&TD Committee;
●	any Company stock held by any of the individual consultants responsible for providing compensation advice to the C&TD Committee; and
●	any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the C&TD Committee believes that there were during 2025, and are currently, no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the C&TD Committee candid, direct and objective advice that is independent of management, and that the advice received by the C&TD Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the C&TD Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

●	is engaged by and reports directly to the C&TD Committee and its Chair;
●	can be terminated only by the C&TD Committee or its Chair;
●	meets as needed with the C&TD Committee in executive sessions that are not attended by any of the Company’s officers;
●	has direct access to all members of the C&TD Committee during and between meetings;
●	does not permit the individuals responsible for providing compensation advice to the C&TD Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and
●	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

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Executive Compensation

Chief Executive Officer

The Company’s CEO attends the C&TD Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his own compensation.

Senior Vice President, Chief Human Resources Officer

The Senior Vice President and Chief Human Resources Officer (CHRO) is responsible for coordinating C&TD Committee activities, including: proposing meeting agendas based on the C&TD Committee’s planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the C&TD Committee’s executive compensation consultant; and preparing appropriate materials for review by the C&TD Committee. The CHRO follows up on meeting action items and other assignments from the C&TD Committee and is available for consultation with the C&TD Committee as needed. The CHRO also participates in C&TD Committee meetings and is responsible for providing information on the Company’s human resources strategies, talent and development programs, labor relations, and management succession and development plans for executive officers. In this role, the CHRO normally consults with the CEO, General Counsel and Corporate Secretary, and Senior Vice President and Chief Financial Officer. Each may be asked to prepare information for C&TD Committee review, attend C&TD Committee meetings as appropriate, and provide relevant background information for inclusion in C&TD Committee materials.

Senior Vice President and Chief Financial Officer

The Company’s Senior Vice President and Chief Financial Officer (CFO) prepares and provides all financial results to the C&TD Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the C&TD Committee’s request, the CFO provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

Other Officers

The General Counsel and Corporate Secretary participates in C&TD Committee meetings and is responsible for providing relevant legal advice to the C&TD Committee on its executive compensation plans and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, which impact executive compensation. The General Counsel and Corporate Secretary and other officers work together in preparation for appropriate minutes to preserve a record of discussion and actions.

When appropriate, the C&TD Committee engages the services of outside legal counsel to provide advice where regular internal Company counsel may have conflicts.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Catherine I. Slater, Chair

David V. Clark, II

Hari N. Nair

Carol A. Williams

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Executive Compensation

2025 Summary Compensation Table

					Change in
					Pension Value
					and Non-
				Non-Equity	Qualified
		Salary	Stock	Incentive Plan	Deferred Comp	All Other	Total
Name and Principal Position	Year	($)	Awards ($)(2)	Compensation ($)(3)	Earnings ($)(4)	Compensation ($)(5)	($)
Gordon J. Hardie	2025	1,200,000	8,138,139	1,976,400	—	147,991	11,462,530
President and	2024	756,522	6,479,626	—	—	230,449	7,466,597
Chief Executive Officer
John A. Haudrich	2025	766,480	2,113,802	673,276	—	93,014	3,646,572
Senior Vice President and	2024	759,110	1,982,407	—	—	120,112	2,861,629
Chief Financial Officer	2023	730,000	2,041,173	733,016	—	136,475	3,640,664
Darrow A. Abrahams	2025	587,600	1,162,598	483,889	—	55,025	2,289,112
Senior Vice President, General Counsel	2024	581,950	1,043,370	—	—	79,694	1,705,014
and Corporate Secretary	2023	553,250	1,181,748	520,898	—	70,848	2,326,744
Emmanuelle Guerin (1)	2025	636,512	580,912	524,168	530,605	49,236	2,321,433
SVP Business Operations Europe
Eduardo Restrepo	2025	541,634	502,026	456,419	—	467,432	1,967,511
SVP Business Operations Americas
Giancarlo Currarino	2025	109,204	—	—	—	1,975,079	2,084,283
Former SVP Business Operations Americas	2024	579,890	933,832	—	—	705,441	2,219,163
(1)	For Ms. Guerin, amounts paid in Swiss Francs were converted to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2025.
(2)	Amounts in this column reflect the grant date fair market value of RSUs and PSUs (based on the probable outcome of performance as of the grant date, which was target level) granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 17 to the Consolidated Financial Statements for 2025 contained in the Annual Report on Form 10-K filed with the SEC on February 12, 2026. Mr. Currarino did not receive grants of RSUs or PSUs in 2025 due to the termination of his employment.

In the event the PSUs pay out at maximum value of 240% (200% payout with r-TSR modifier of +20%), the total potential maximum value for grants of 2025 PSUs would be:

For Mr. Hardie, $12,139,532.

For Mr. Haudrich, $3,153,130.

For Mr. Abrahams, $1,734,223.

For Ms. Guerin, $866,538.

For Mr. Restrepo, $748,864.

(3)	Amounts in this column reflect STI awards made pursuant to the Fourth Amended and Restated 2017 Incentive Award Plan.
(4)	For Ms. Guerin, the amount in this column reflects the increase in the present value of the accumulated benefits under the Swiss Pension Plan.

The Company’s NEOs did not accrue any preferential or above-market earnings on their non-qualified deferred compensation.

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Executive Compensation

(5)	All other compensation for 2025 is summarized below:

			Company	Company
			Contributions	Contributions to		Payments in
	Executive		to Qualified	Non-Qualified		Regard to
	Life		Stock	Executive		Termination
	Insurance	Personal Use	Purchase &	Deferred	International	of	Other
	Premium	of Company	Savings	Savings	Assignment /	Employment	Miscellaneous	Tax	Total
	($)(a)	Aircraft ($)(b)	Program ($)(c)	Program ($)(d)	Relocation ($)(e)	($)(f)	Income ($)(g)	Payments ($)(h)	($)
Gordon J. Hardie	2,425	16,286	28,000	70,500	—	—	30,780	—	147,991
John A. Haudrich	1,862	—	27,081	35,769	—	—	28,302	—	93,014
Darrow A. Abrahams	1,430	—	28,000	19,370	—	—	6,225	—	55,025
Emmanuelle Guerin	—	—	—	—	—	—	49,236	—	49,236
Eduardo Restrepo	897	—	28,000	12,594	204,187	—	6,211	215,543	467,432
Giancarlo Currarino	1,412	—	8,736	—	—	1,961,492	3,439	—	1,975,079
(a)	For Messrs. Hardie, Haudrich, Abrahams, Restrepo and Currarino, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.
(b)	The amount shown in this column represents the variable costs for personal use of Company aircraft by Mr. Hardie during 2025. Variable costs were calculated based on a methodology that reflects average costs of operating the aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, onboard catering and communications charges, and other miscellaneous variable costs. Since the aircraft is used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.
(c)	The amount shown in this column for Mr. Hardie represents the Company match of $17,500 plus the 3% Company base salary contribution of $10,500 to the SPASP.

The amount shown in this column for Mr. Haudrich represents the Company match of $17,500 plus the 3% Company base salary contribution of $9,581 to the SPASP.

The amount shown in this column for Mr. Abrahams represents the Company match of $17,500 plus the 3% Company base salary contribution of $10,500 to the SPASP.

The amount shown in this column for Mr. Restrepo represents the Company match of $17,500 plus the 3% Company base salary contribution of $10,500 to the SPASP.

The amount shown in this column for Mr. Currarino represents the Company match of $5,460 plus the 3% Company base salary contribution of $3,276 to the SPASP.

As Ms. Guerin is based in Switzerland, she is not a participant in the SPASP.

(d)	The amount shown in this column for Mr. Hardie represents the Company match of $45,000 plus the 3% Company base salary contribution of $25,500 to the EDSP.

The amount shown in this column for Mr. Haudrich represents the Company match of $22,356 plus the 3% Company base salary contribution of $13,413 to the EDSP.

The amount shown in this column for Mr. Abrahams represents the Company match of $12,242 plus the 3% Company base salary contribution of $7,128 to the EDSP.

The amount shown in this column for Mr. Restrepo represents the Company match of $6,840 plus the 3% Company base salary contribution of $5,754 to the EDSP.

As Ms. Guerin is based in Switzerland, she is not a participant in the EDSP.

(e)	The amount shown in this column for Mr. Restrepo represents amounts related to his assignment to Mexico (from Ohio) and includes $6,207 for goods and services allowance, $86,395 for housing costs, $11,068 for utilities, $9,724 for hardship allowance, $15,250 for vehicle benefits, $56,951 for dependent education, $11,592 for home leave and $7,000 for tax preparation.
(f)	The amount shown in this column for Mr. Currarino represents $1,932,216 in severance, consisting of a lump sum severance benefit equal to two times his base salary and target bonus and $29,276 for unused vacation upon the separation of his employment.
(g)	The amount shown in this column for Mr. Hardie represents $30,000 for reimbursement of professional advice related to tax, estate planning and financial planning and $780 for home security costs.

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Executive Compensation

The amount shown in this column for Mr. Haudrich represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning; $3,500 for the cost of an annual executive physical; $3,547 for the personal use of a car service; and $6,255 for the corporate match on charitable gifts.

The amount shown in this column for Mr. Abrahams represents $2,400 for reimbursement of professional advice related to tax, estate planning and financial planning; and $3,825 for the cost of an annual executive physical.

The amount shown in this column for Ms. Guerin, when converted to U.S. Dollars, represents her car allowance.

The amount shown in this column for Mr. Restrepo, when converted to U.S. Dollars, represents the cost of an annual executive physical.

The amount shown in this column for Mr. Currarino represents the cost of an annual executive physical.

(h)	With respect to Mr. Restrepo, the amount shown in this column represents tax equalization and gross-up associated with his relocation expenses described in column (e).

Grants of Plan-Based Awards in 2025

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts Under Non Equity			Estimated Future Payouts Under Equity			Number of	Value of
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares or	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	($)(4)
Gordon J. Hardie	—	540,000	1,800,000	3,600,000	—	—	—	—	—
	3/7/2025	—	—	—	93,887	391,194	938,866	—	5,058,138
	3/7/2025	—	—	—	—	—	—	260,796	3,080,001
John A. Haudrich	—	183,955	613,184	1,226,368	—	—	—	—	—
	3/7/2025	—	—	—	24,386	101,609	243,862	—	1,313,804
	3/7/2025	—	—	—	—	—	—	67,739	799,998
Darrow A. Abrahams	—	132,210	440,700	881,400	—	—	—	—	—
	3/7/2025	—	—	—	13,412	55,885	134,124	—	722,593
	3/7/2025	—	—	—	—	—	—	37,257	440,005
Emmanuelle Guerin	—	143,215	477,384	954,768	—	—	—	—	—
	3/7/2025	—	—	—	6,702	27,924	67,018	—	361,057
	3/7/2025	—	—	—	—	—	—	18,616	219,855
Eduardo Restrepo	—	121,868	406,226	812,451	—	—	—	—	—
	3/7/2025	—	—	—	5,792	24,132	57,917	—	312,027
	3/7/2025	—	—	—	—	—	—	16,088	189,999
Giancarlo Currarino	—	114,176	380,588	761,176	—	—	—	—	—
	3/7/2025	—	—	—	—	—	—	—	—
	3/7/2025	—	—	—	—	—	—	—	—
(1)	These columns show the threshold, target and maximum amounts of annual STI awards that would have become payable to the NEOs based on 2025 performance. Mr. Currarino did not receive a payout of his 2025 annual STI award due to his departure from the Company during 2025. See “Compensation Discussion and Analysis—Short-Term Incentive” for further discussion.
(2)	These columns show the threshold, target and maximum number of shares that may be paid pursuant to PSUs granted in 2025 to each of the NEOs (other than Mr. Currarino) under the Fourth Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 24% to 240% of target when considering the potential effect of the r-TSR modifier.
(3)	These columns show the number of RSUs granted in 2025 to each of the NEOs (other than Mr. Currarino) under the Fourth Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards.
(4)	The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 17 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2026. There can be no assurances that the amounts shown in the table will be realized by the NEO. For PSUs, these amounts are based on the probable outcome of performance as of the grant date, which was target performance.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year End 2025

			Stock Awards
						Equity		Equity Incentive
						Incentive Plan		Plan Awards:
						Awards:		Market or Payout
	Grant	Vesting	Number of		Market Value	Number of		Value of
	Date	Commencement	Shares or		of Shares or	Unearned		Unearned Shares,
		Date	Units of		Unit that	Shares, Units		Units or Other
			Stock that		Have Not	or Other Rights		Rights that Have
			Have Not		Vested ($)	that Have Not		Not Vested ($)
Name			Vested (#)		(6)	Vested (#)		(6)
Gordon J. Hardie	March 7, 2025	March 7, 2025	260,796	(2)	3,849,349	—		—
	May 15, 2024	March 7, 2024	110,584	(1)	1,632,220	—		—
	May 15, 2024	March 7, 2024	15,798	(1)	233,178	—		—
	March 7, 2025	—	—		—	938,866	(3)	13,857,656
	May 15, 2024	—	—		—	497,630	(4)	7,345,019
	May 15, 2024	—	—		—	71,090	(4)	1,049,288
John A. Haudrich	March 7, 2025	March 7, 2025	67,739	(2)	999,828	—		—
	March 7, 2024	March 7, 2024	30,016	(2)	443,036	—		—
	March 7, 2023	March 7, 2023	11,165	(2)	164,795	—		—
	March 7, 2025	—	—		—	243,862	(3)	3,599,397
	March 7, 2024	—	—		—	135,072	(4)	1,993,663
	March 7, 2023	—	—		—	58,649	(5)	865,659
Darrow A. Abrahams	March 7, 2025	March 7, 2025	37,257	(2)	549,913	—		—
	March 7, 2024	March 7, 2024	15,798	(2)	233,178	—		—
	March 7, 2023	March 7, 2023	1,175	(2)	17,343	—		—
	March 7, 2023	March 7, 2023	5,288	(2)	78,051	—		—
	March 7, 2025	—	—		—	134,124	(3)	1,979,670
	March 7, 2024	—	—		—	71,090	(4)	1,049,288
	March 7, 2023	—	—		—	6,174	(5)	91,129
	March 7, 2023	—	—		—	27,781	(5)	410,053
Emmanuelle Guerin	March 7, 2025	March 7, 2025	18,616	(2)	274,772	—		—
	March 7, 2025					67,018	(3)	989,180
Eduardo Restrepo	March 7, 2025	March 7, 2025	16,088	(2)	237,459
	March 7, 2024	March 7, 2024	7,109	(2)	104,929
	March 7, 2023	March 7, 2023	2,497	(2)	36,856
	March 7, 2025					57,917	(3)	854,852
	March 7, 2024					31,990	(4)	472,172
	March 7, 2023					13,118	(5)	193,629
Giancarlo Currarino	September 1, 2024		—		—	4,090	(4)	60,368
	March 7, 2024		—		—	22,438	(4)	331,185
	March 7, 2023		—		—	13,699	(5)	202,197

Restricted Stock Unit Vesting Schedule

Vesting Terms
(1)

The restrictions on these RSUs lapse in equal annual installments on each of the first three anniversaries of the vesting commencement date (the same vesting date that applies to annual LTI awards granted to other executives of the Company on March 7, 2024), subject to continued employment through the applicable vesting date.

(2)	The restriction on these RSUs lapse in equal annual installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date.

Performance Stock Unit Vesting Schedule

Vesting Terms
(3)

PSUs for the performance period of 2025-2027. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled “Compensation Discussion and Analysis.” Quantity shown assumes an overall payout of 240.0% of the target payout level.

(4)

PSUs for the performance period of 2024-2026. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled “Compensation Discussion and Analysis.” Quantity shown assumes an overall payout of 200.0% of the target payout level.

(5)

PSUs for the performance period of 2023-2025. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled “Compensation Discussion and Analysis.” Quantity shown assumes an overall payout of 116.7% of the target payout level.

(6)	Market value is computed based on the common stock’s closing price on the New York Stock Exchange on December 31, 2025 ($14.76), the last business day of the year.

O-I GLASS, INC. 2026 PROXY STATEMENT	60

Executive Compensation

Option Exercises and Stock Vested in 2025

	Stock Awards
	Number of	Value
	Shares Acquired	Realized
Name	On Vesting (#)	on Vesting ($) (1)
Gordon J. Hardie	63,192	733,027
John A. Haudrich	151,656	1,759,210
Darrow A. Abrahams	68,030	789,148
Emmanuelle Guerin	—	—
Eduardo Restrepo	30,061	348,708
Giancarlo Currarino	66,748	774,277
(1)	Amounts are calculated by multiplying the number of shares vested by the Company’s closing stock price on the vesting date.

Pension Benefits

		December 31, 2025
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Emmanuelle Guerin	Swiss Pension Plan	1.25	2,647,379	—
	Total		2,647,379
(1)	Messrs. Hardie, Haudrich, Abrahams, Restrepo, and Currarino were not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan, as the Company closed participation to those plans effective December 31, 2004. The pension value for Ms. Guerin includes $2,054,531 representing a voluntary transfer to the Swiss Pension Plan from her prior employer’s pension plan. This amount reflects employee-funded assets permitted under Swiss pension rules and does not represent employer-financed compensation.

Assumptions for Swiss Pension Plan:

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2025).

December 31, 2025 Exchange Rate (USD/CHF): 1.26223

Discount Rate: 1.20%

Interest Crediting Rate: 2.25%

Salary Increase: N/A

Mandatory Conversion rate at 65: 6.550%

Supplementary Conversion rate at 65: 5.500%

O-I GLASS, INC. 2026 PROXY STATEMENT	61

Executive Compensation

Non-Qualified Deferred Compensation

	2025 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FY
	(1)	(2)	($) (3)	($)	($) (4)
Gordon J. Hardie	120,000	70,500	28,916	—	289,592
John A. Haudrich	45,989	35,769	9,948	205,848	86,265
Darrow A. Abrahams	35,256	19,370	14,728	143,326	102,832
Emmanuelle Guerin	—	—	—	—	—
Eduardo Restrepo	32,508	12,593	11,420	93,481	77,461
Giancarlo Currarino	6,552	—	33,550	62,363	246,795
(1)	Amounts in this column are included in the NEO’s base salary on the “2025 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column on the “2025 Summary Compensation Table.”
(3)	Amounts in this column are not included in any of the amounts reported on the “2025 Summary Compensation Table.”
(4)	Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns in the “2025 Summary Compensation Table” since 2006: for Mr. Hardie - $260,400, for Mr. Haudrich - $1,018,798, for Mr. Abrahams - $484,009, for Mr. Restrepo - $45,101, and for Mr. Currarino - $274,993.

Executive Deferred Savings Plan

Participants may defer up to 100% of base salary into the EDSP. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s tax qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

Potential Payments upon Termination or Change in Control

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, change in control (as defined in the Fifth Amended and Restated 2017 Incentive Award Plan, as amended and/or restated), for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2025. For payments made pursuant to RSUs or PSUs, the amount earned by each NEO upon retirement may differ based on whether he or she is eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for on December 31, 2025.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made upon Termination

Payments made upon termination for any reason include:

●	Amounts accrued and vested through the Swiss Pension Plan.

O-I GLASS, INC. 2026 PROXY STATEMENT	62

Executive Compensation

●	Equity awards that vest (or become eligible to vest subject to performance conditions, in the case of PSUs) on the date of termination.

Payments Made upon Retirement

In addition to the above:

●	Upon retirement (defined as at least age 60 with at least ten years of service or age 65 with no service requirement):
o	Unvested RSUs granted at least one year prior to the retirement date will fully vest and be paid on their regular vesting dates; RSUs granted less than one year prior to the retirement date are forfeited.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any payout earned based on Company performance will be paid following the end of the applicable performance period.

Payments Made upon Involuntary Termination Not for Cause

In addition to the payments noted under “Payments Made upon Termination” above, upon a termination by the Company other than for cause (referred to as an “Involuntary Termination Not for Cause”):

●	Unvested RSUs are forfeited.
●	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions on a pro-rata basis (and any PSUs previously earned based on any completed fiscal year of the applicable performance period will vest), and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	Under the terms of the Executive Severance Policy, upon an Involuntary Termination Not for Cause or, within 24 months following a change in control, a resignation for “good reason” the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus Company-subsidized continued health benefits for up to 24 months following termination.
o	If the provision of health benefits, however, would result in a violation of applicable law or cause a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.
o	Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of employment for any reason (to the extent enforceable in the applicable jurisdiction), as well as not to disclose confidential information or disparage the Company, and to the executive signing a release of claims in favor of the Company.

Payments Made upon Change in Control

●	In the event of a change in control of the Company, if outstanding equity awards are assumed by the acquirer in such change in control:
o	Unvested RSUs will remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO incurs a termination of employment within two years after the change in control without “cause” or for “good reason,” the units will fully vest and be paid out on their regular payment dates.
o	Unvested PSUs will remain outstanding and eligible to vest subject to performance conditions. If the applicable NEO incurs a termination of employment within two years after the change in control “without cause” or for “good reason,” the units will remain outstanding and any payout earned based on Company performance will be paid following the end of the applicable performance period.

O-I GLASS, INC. 2026 PROXY STATEMENT	63

Executive Compensation

●	In the event of a change in control of the Company in which outstanding equity awards are not assumed or replaced by the acquirer:
o	Unvested RSUs will fully vest immediately prior to the change in control and be paid on their regular vesting dates.
o	Unvested PSUs will vest at target level immediately prior to the change in control and become payable at the time of the change in control.
●	In the event of an Involuntary Termination Not for Cause, or a termination by the executive during the 24-month period following a change in control for “good reason”, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with the change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made upon Death or Total Disability

●	Upon an NEO’s death or total disability:
o	Unvested RSUs will fully vest upon death/disability and be paid on their regular vesting dates.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any PSU payout earned based on Company performance will be paid following the end of the applicable performance period.
●	In the event of a disability, if such U.S. based NEO has completed at least one year of service at the time of disability, he or she is eligible to participate in the Company’s long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.
●	In the event of a disability, such U.S. based NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long-term disability plan.
●	The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.
●	In the event of Ms. Guerin’s death or disability, she (or her beneficiaries) would become eligible for pension benefits.

O-I GLASS, INC. 2026 PROXY STATEMENT	64

Executive Compensation

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2025.

Gordon J. Hardie

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2025 Annual Incentive (STI)	$—	$—	$—	$—	$1,976,400	$1,976,400
Performance Stock Units	—	4,722,787	9,971,177	—	9,971,177	9,971,177
Restricted Stock Units	—	—	5,714,747	—	5,714,747	5,714,747
Benefits and Perquisites
Health & Welfare Benefits	—	38,157	38,157	—	107,106	9,774
Disability Income	—	—	—	—	367,513	—
Life Insurance Benefits	—	—	—	—	—	3,600,000
Severance	—	6,000,000	6,000,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—
280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$10,765,944	$21,729,081	$—	$18,136,943	$21,272,098

Benefits Payable

Mr. Hardie is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Hardie became disabled on December 31, 2025 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Hardie became deceased on December 31, 2025.

John A. Haudrich

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2025 Annual Incentive (STI)	$—	$—	$—	$—	$673,276	$673,276
Performance Stock Units	—	1,906,047	3,238,152	—	3,238,152	3,238,152
Restricted Stock Units	—	—	1,607,659	—	1,607,659	1,607,659
Benefits and Perquisites
Health & Welfare Benefits	—	39,967	39,967	—	214,584	10,238
Disability Income	—	—	—	—	922,332	—
Life Insurance Benefits	—	—	—	—	—	2,299,440
Severance	—	2,759,328	2,759,328	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—
280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$4,710,342	$7,650,106	$—	$6,656,003	$7,828,765

Benefits Payable

Mr. Haudrich is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Haudrich became disabled on December 31, 2025 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Haudrich became deceased on December 31, 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	65

Executive Compensation

Darrow A. Abrahams

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2025 Annual Incentive (STI)	$—	$—	$—	$—	$483,889	$483,889
Performance Stock Units	—	1,054,071	1,778,846	—	1,778,846	1,778,846
Restricted Stock Units	—	—	878,486	—	878,486	878,486
Benefits and Perquisites
Health & Welfare Benefits	—	29,936	29,936	—	286,152	7,670
Disability Income	—	—	—	—	1,600,170	—
Life Insurance Benefits	—	—	—	—	—	1,762,800
Severance	—	2,056,600	2,056,600	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—
280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$3,145,607	$4,748,868	$—	$5,027,543	$4,911,691

Benefits Payable

Mr. Abrahams is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Abrahams became disabled on December 31, 2025 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Abrahams became deceased on December 31, 2025.

Emmanuelle Guerin

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2025 Annual Incentive (STI)	$—	$—	$—	$—	$524,168	$524,168
Performance Stock Units	—	137,386	412,158	—	412,158	412,158
Restricted Stock Units	—	—	274,772	—	274,772	274,772
Benefits and Perquisites
Retirement Plans	2,647,379	2,647,379	2,647,379	2,647,379	4,673,000	8,260,000
Health & Welfare Benefits	—	—	—	—	—	—
Disability Income	—	—	—	—	1,670,548	—
Life Insurance Benefits	—	—	—	—	—	—
Severance	—	2,238,554	2,238,554	—	—	—
Outplacement Services	—	20,000	20,000	—	—	—
280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$2,647,379	$5,043,319	$5,592,863	$2,647,379	$7,554,646	$9,471,098

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2025).

December 31, 2025 Exchange Rate (USD/CHF):	1.26223
Discount Rate:	1.20%
Interest Crediting Rate:	2.25%
Salary Increase:	N/A %
Mandatory Conversion rate at 65:	6.55%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension benefits as if Ms. Guerin terminated her employment on December 31, 2025 and commenced retirement at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits as if Ms. Guerin terminated her employment on December 31, 2025 and commenced retirement at age 65.

O-I GLASS, INC. 2026 PROXY STATEMENT	66

Executive Compensation

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of pension as if Ms. Guerin became disabled on December 31, 2025. Under the pension plan, she would receive 40% of her pensionable salary until CHF 136,080 plus 65% of the pensionable salary above CHF 136,080 payable as a pension until age 65 and then her regular pension benefit thereafter.

In the event of her death while employed by the Company, Ms. Guerin’s legal heirs would be entitled to a pension equal to 26% of her pensionable salary until CHF 136,080 plus 40% of the pensionable salary above CHF 136,080 payable on the life of the eligible spouse. An additional death capital corresponding to the retirement savings capital at the time of death, less the single premium required to finance a possible surviving spouse's pension, is paid as per the plan rules but is null in Ms. Guerin’s case given the single premium exceeds the retirement savings capital. Moreover, the member is entitled to an additional death capital corresponding to her buy-backs in both the base and 1e plan, as well as an amount of 375% of her salary insured in the 1e plan.

Eduardo Restrepo

		Involuntary	Change In Control With
	Voluntary	Termination Not	Involuntary Termination	For Cause
	Resignation	For Cause	Not for Cause	Termination	Disability	Death
Compensation
2025 Annual Incentive (STI)	$—	$—	$—	$—	$456,419	$456,419
Performance Stock Units	—	442,003	758,147	—	758,147	758,147
Restricted Stock Units	—	—	379,243	—	379,243	379,243
Benefits and Perquisites
Health & Welfare Benefits	—	49,241	49,241	—	651,223	12,606
Disability Income	—	—	—	—	2,235,012	—
Life Insurance Benefits	—	—	—	—	—	1,650,000
Severance	—	1,925,000	1,925,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—
280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$2,421,244	$3,116,631	$—	$4,480,044	$3,256,415

Benefits Payable

Mr. Restrepo is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Restrepo became disabled on December 31, 2025 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Restrepo became deceased on December 31, 2025.

Giancarlo Currarino

Mr. Currarino terminated employment with the Company effective March 8, 2025. In connection with his termination, his outstanding RSUs were forfeited and his unvested PSUs remain outstanding and eligible to vest and be earned in accordance with their terms on a pro-rata basis. He also received a severance payment of $1,932,216 (under the terms of the Executive Severance Policy), as well as $29,276 for the payout of unused vacation time.

O-I GLASS, INC. 2026 PROXY STATEMENT	67

CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Hardie, its current CEO, to the total annual compensation of its median employee for its last completed fiscal year, 2025.

In 2025, the total annual compensation of the CEO as reported in the 2025 Summary Compensation Table was $11,462,530. The total annual compensation of the median employee, calculated in the same manner as in the 2025 Summary Compensation Table, was $44,852. As a result, for 2025, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 256 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for approximately 19,400 employees, with the exception of the CEO. In identifying the median employee for 2025, the Company used all earnings for 2025 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

O-I GLASS, INC. 2026 PROXY STATEMENT	68

Pay Versus Performance Table

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025 and its financial performance for each such fiscal year:

							Value Initial Fixed $100
							Investment Based on:
	Summary		Summary		Average Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Shareholder	Shareholder	Net
	Former PEO	Former PEO	Current PEO	Current PEO	non-PEO NEOs	non-PEO NEOs	Return	Return	Income (Loss)	EBIT
Year	($)	($)(1)	($)	($)(1)	($)	($)(1)	($)(2)	($)(2)	($ millions)	($ millions)(3)
2025	—	—	11,462,530	18,058,885	2,461,782	3,285,739	123.96	87.49	(129)	707
2024	4,055,300	(5,559,909)	7,466,597	4,983,946	2,049,313	261,738	91.20	108.19	(106)	643
2023	11,779,768	14,408,779	—	—	2,842,148	2,967,069	137.84	109.91	(103)	943
2022	12,244,474	21,333,867	—	—	2,793,575	3,925,060	139.47	106.60	584	753
2021	10,794,495	6,373,916	—	—	2,480,792	1,992,573	101.26	139.20	149	680
(1)	Amounts represent compensation actually paid to the Company’s 2024 Chief Executive Officers (referred to in this section as the Former PEO (Mr. Lopez) and Current PEO (Mr. Hardie)) and the average compensation actually paid to the remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	Current PEO	Former PEO	Non-PEO NEOs

2025	Gordon J. Hardie	—	John A. Haudrich, Darrow A. Abrahams, Emmanuelle Guerin, Eduardo Restrepo, Giancarlo Currarino
2024	Gordon J. Hardie	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Giancarlo Currarino, Vitaliano Torno
2023	—	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2022	—	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2021	—	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno, Giancarlo Currarino

O-I GLASS, INC. 2026 PROXY STATEMENT	69

Pay Versus Performance Table

Compensation actually paid to the NEOs represents the “Total” compensation reported in the 2025 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	Subtract amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	YE Value of Current Year Award Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Value as of Prior YE for Prior Year Award Forfeited During the Year	Change in Actuarial Value of Pension Benefits During Year	Increase for Service Cost and, if applicable, Prior Service Cost for pension plans	Total Adjustments
Current PEO
2025	(8,138,139)	11,884,898	2,788,300	61,296	—	—	—	6,596,355
Avg. Non-PEO NEOs
2025	(871,868)	1,273,273	509,885	18,787	—	(106,120)	—	823,957
(2)	For the relevant year, represents the cumulative TSR (the “Peer Group TSR”) of the following peer companies (which comprise a packaging group consisting of companies with lines of business or product end uses comparable to those of the Company for which market quotations are available): AptarGroup, Inc., Ardagh Group S.A., Ball Corporation, Crown Holdings, Inc., O-I Glass, Inc., Sealed Air Corporation, Silgan Holdings Inc., and Sonoco Products Company. TSR amounts reported in the graph (both for O-I’s TSR and for the Peer Group TSR) assume an initial fixed investment of $100 in common stock or in the peer group, as applicable, for the period beginning on December 31, 2020 through the end of the relevant fiscal year, and that all dividends, if any, were reinvested.

(3)	EBIT is a non-GAAP measure. See Appendix A for a calculation of this measure.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to the Company’s PEOs and the average of the compensation actually paid to the remaining NEOs, with (i) the Company’s cumulative TSR, (ii) its Peer Group TSR, (iii) its net income (loss), and (iv) its EBIT, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	70

Pay Versus Performance Table

Pay Versus Performance Tabular List

Management believes the following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to its NEOs for the fiscal year ended December 31, 2025:

●	EBIT,
●	FCF,
●	ROIC,
●	EPS,
●	TSR, and
●	r-TSR

For additional details regarding the Company’s most important financial performance measures, please see the section titled “Compensation Program Overview” in the Company’s Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

O-I GLASS, INC. 2026 PROXY STATEMENT	71

Audit Committee Report

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership” (see page 22), the Audit Committee has:

●	discussed with the Company’s vice president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;
●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2025;
●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
●	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;
●	discussed with the independent registered public accounting firm its independence from the Company and its management; and
●	met with the vice president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission. Also, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Samuel R. Chapin, Chair

Eugenio Garza y Garza
Iain J. Mackay

Hari N. Nair

O-I GLASS, INC. 2026 PROXY STATEMENT	72

Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre-Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2025 and 2024 for these various services were:

Type of Fees	2025	2024
	($ in millions)
Audit fees	$6.90	$6.80
Audit‑related fees	0.20	0.30
Tax fees	1.10	1.40
All other fees	0.40	—
Total	$8.60	$8.50

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, audit of internal control over financial reporting and report on internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits of international subsidiaries, audit procedures related to SEC filings and non SEC offerings, and other accounting consultations; (b) “audit-related fees” were for audits of employee benefit plans; and (c) “tax fees” were for tax return preparation, federal, state and local, and international tax planning, and advice related to tax impacts of legal restructurings; (d) “all other fees” were for ESG non-financial reporting attestation procedures. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

A description of the audit, audit-related, tax, and all other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

O-I GLASS, INC. 2026 PROXY STATEMENT	73

Independent Registered Public Accounting Firm

Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the Company’s independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services must be separately pre-approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year.

All Other Services

The Audit Committee will separately pre-approve those permissible non-audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non-audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

O-I GLASS, INC. 2026 PROXY STATEMENT	74

Independent Registered Public Accounting Firm

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

●	Bookkeeping or other services related to the accounting records or financial statements of the audit client
●	Financial information systems design and implementation
●	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
●	Actuarial services
●	Internal audit outsourcing services
●	Management functions
●	Human resources
●	Broker-dealer, investment adviser or investment banking services
●	Legal services
●	Expert services unrelated to the audit

O-I GLASS, INC. 2026 PROXY STATEMENT	75

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF appointment OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to share owners for ratification, the Board has elected to seek ratification by the share owners of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. In the event the Company’s share owners do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting virtually, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

O-I GLASS, INC. 2026 PROXY STATEMENT	76

Proposal 3: Advisory Vote To Approve Named Executive Officer Compensation for 2025

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2025

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs, as described above under the heading “Executive Compensation.” While this vote is advisory and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2026 and beyond.

Following its 2025 Annual Meeting of Share Owners and through early 2026, the Company engaged in a share owner outreach campaign focused on its executive compensation program in light of the 2025 Say on Pay vote, which received approximately 66% support. In connection with the outreach campaign, the Company extended invitations to discuss its executive compensation program to its top 15 largest share owners, representing approximately 67% of its shares outstanding, of which share owners representing approximately 44% of its shares outstanding accepted.

In these discussions, it was clear that share owners were broadly supportive of our executive compensation program, and that opposition at the 2025 Annual Meeting was based on concerns with the payments made to the Company’s former CEO upon his voluntary retirement.

As a result, the Compensation and Talent Development Committee determined to retain the core compensation program for 2026 that has been utilized in prior years given investor support for that component of our executive compensation practices. However, in recognition of its share owners’ concerns with the legacy arrangements that were in effect for the Company’s former CEO, the Compensation and Talent Development Committee subsequently reviewed the contractual arrangements with the Company’s current NEOs and reaffirmed that: (i) the legacy plans that contributed to the former CEO’s final year of compensation have been closed to new entrants for at least two decades; (ii) the Company does not provide tax gross-ups for any executive perquisite or severance benefit, including executive life insurance benefits; and (iii) no current NEO participates in these legacy plans. Accordingly, the Compensation and Talent Development Committee and the Board reaffirm and underscore the Company’s long‑standing commitment —maintained for more than two decades—that no similar legacy plans for NEOs have been or will be entered into, nor will any similar historical payouts to NEOs be made, and commit to continuing its current practice of not providing tax gross‑ups on executive perquisites or severance benefits.

The Compensation and Talent Development Committee will continue to monitor share owner feedback and remains committed to maintaining an open dialogue with investors regarding executive compensation and governance matters. Additional information about the outreach efforts, feedback received and responses to that feedback can be found beginning on page 32.

The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests as well as with the annual and long-term performance of the Company. This alignment is evidenced by our eligible NEOs earning a payout of 109.8% of target under the 2025 Enterprise STI program. Management and the Compensation and Talent Development Committee believe this result is aligned with the underlying operating performance of the Company for 2025. This alignment is further evidenced by the NEOs earning an overall payout of 116.7% of the target number of PSUs for the 2023-2025 performance period based on EPS and ROIC performance against the applicable performance metrics for the period, modified by the Company’s TSR relative to a group of comparable industrial companies. This payout reflected the Company’s strong banked performance for 2023 and 2025 (with no payout earned for 2024), along with the r-TSR modifier for the full period. The PSU payouts for the 2024-2026 and 2025-2027 cycles will also reflect 2025 performance, along with the r-TSR modifier for the full period.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as the balance in rewards programs, are evidenced by the following:

●	A major portion of target compensation for each NEO is “at risk.”

O-I GLASS, INC. 2026 PROXY STATEMENT	77

Proposal 3: Advisory Vote To Approve Named Executive Officer Compensation for 2025

●	Formal reviews are conducted annually of market survey data and proxy statement data for peer group companies, the results of which are used as input into NEO compensation decisions.
●	The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.
●	Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.
●	Annual and long-term incentives are based on a balance of financial metrics that are aligned with share owner value creation. The annual STI program measures EBIT and FCF, while the LTI program places a significant emphasis on Company performance and share owner value creation through PSUs. The PSUs measure ROIC and EPS, in each case over a three-year performance period with the ability to be “banked” based on performance year-over-year during the performance period. In addition, the Company applies r-TSR as a modifier to the PSU payout, further strengthening the program’s ties to share owners’ interests.
●	The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.
●	Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.
●	The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2025, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee, and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. The next such advisory vote to approve NEO compensation is expected to occur at the 2027 annual meeting of share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2025.

O-I GLASS, INC. 2026 PROXY STATEMENT	78

Security Ownership Of Certain Beneficial Owners And Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 18, 2026 (except as otherwise noted in the footnotes below) by each beneficial owner of more than 5% of the outstanding common stock known to the Company, each of the Company’s directors, NEOs, and all directors and executive officers as a group. Unless otherwise noted below, the address of the persons and entities listed on the table is c/o O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership (1)	Percentage
BlackRock, Inc. (2)	23,213,265	15.1%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc. (3)	19,140,439	12.5%
100 Vanguard Blvd
Malvern, PA 19355
Dimensional Fund Advisors LP (4)	8,061,543	5.3%
6300 Bee Cave Road, Building One
Austin, TX 78746
AllianceBernstein L.P. (5)	7,939,841	5.2%
501 Commerce Street
Nashville, TN 37203
Named Executive Officers
Darrow A. Abrahams	167,104	*
Giancarlo Currarino	—	—
Emmanuelle Guerin	6,206	*
Gordon J. Hardie	229,808	*
John A. Haudrich	426,902	*
Eduardo Restrepo	94,831	*
Directors
Samuel R. Chapin (6)	67,444	*
David V. Clark, II (6)	40,131	*
Eugenio Garza y Garza (6)	11,713	*
John Humphrey (6)	95,940	*
Iain J. Mackay (6)	11,713	*
Hari N. Nair (6)	100,065	*
Cheri Phyfer (6)	22,646	*
Catherine I. Slater (6)	67,444	*
Carol A. Williams (6)	108,651	*
All directors and executive officers as a group (17 persons)(6)(7)	1,597,691	1.0%

*       Indicates less than one percent (1%) ownership.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on April 30, 2025 indicated that BlackRock is the beneficial owner of 23,213,265 shares of common stock, with the sole power to vote or to direct the vote on 22,928,225 shares and the sole power to dispose or to direct the disposition of 23,213,265 shares.
(3)	The Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024 indicated that Vanguard is the beneficial owner of 19,140,439 shares of common stock, with the shared power to vote or to direct the vote on 267,594 shares, the sole power to dispose or to direct the disposition of 18,712,005 shares and the shared power to dispose or to direct the disposition of 428,434 shares.

O-I GLASS, INC. 2026 PROXY STATEMENT	79

Security Ownership Of Certain Beneficial Owners And Management

(4)	The Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on July 15, 2025 indicated that Dimensional is the beneficial owner of 8,061,543 shares of common stock, with the sole power to vote or to direct the vote on 7,841,228 shares and the sole power to dispose or to direct the disposition of 8,061,543 shares.
(5)	The Schedule 13G filed with the SEC by AllianceBernstein L.P. (“Alliance”) on August 13, 2025 indicated that Alliance is the beneficial owner of 7,939,841 shares of common stock, with the sole power to vote or to direct the vote on 6,791,162 shares and the sole power to dispose or to direct the disposition of 7,939,841 shares.
(6)	The number of shares shown as beneficially owned includes the following number of unvested RSUs that will vest within 60 days of March 18, 2026:

Restricted
Name	Stock Unit
Samuel R. Chapin	11,713
David V. Clark, II	11,713
Eugenio Garza y Garza	11,713
John Humphrey	11,713
Iain J. Mackay	11,713
Hari N. Nair	11,713
Cheri Phyfer	11,713
Catherine I. Slater	11,713
Carol A. Williams	11,713
All directors and executive officers as a group	105,417
(7)	The table includes the number of shares of common stock that Messrs. Abrahams, Hardie, Haudrich, and Restrepo and all directors and executive officers as a group held in the SPASP.

O-I GLASS, INC. 2026 PROXY STATEMENT	80

2027 Annual Meeting of Share Owners

2027 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2027 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2026. The Company requests that all such proposals be addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a-8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 13, 2027 and no later than February 12, 2027, and must otherwise satisfy the requirements of the Company’s By-Laws as then in effect. If the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2026 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than 90 days prior to the date of the 2027 Annual Meeting or, if later, not less than ten days following the day on which public disclosure of the date of the 2027 Annual Meeting was first made.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, share owners who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

O-I GLASS, INC. 2026 PROXY STATEMENT	81

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” related to the Company within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “commit,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to achieve expected benefits from cost management, efficiency improvements, and profitability initiatives, such as its Fit to Win initiative, including expected impacts from production curtailments, reduction in force and furnace closures, (2) the general credit, financial, political, economic, legal and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, trade policies and disputes, financial market conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates, changes in laws or policies, legal proceedings involving the Company, war, civil disturbance or acts of terrorism, natural disasters, public health issues and weather, (3) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current Ukraine-Russia and Israel-Hamas conflicts and disruptions in supply of raw materials caused by transportation delays), (4) competitive pressures from other glass container producers and alternative forms of packaging or consolidation among competitors and customers, (5) changes in consumer preferences or customer inventory management practices, (6) the continuing consolidation of the Company’s customer base, (7) risks related to the development, deployment and use of artificial intelligence technologies, (8) the Company’s inability to improve glass melting technology in a cost-effective manner and introduce productivity, process and network optimization actions, (9) unanticipated supply chain and operational disruptions, including higher capital spending, (10) seasonality of customer demand, (11) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (12) labor shortages, labor cost increases or strikes, (13) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (14) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (15) any increases in the underfunded status of the Company’s pension plans, (16) any failure or disruption of the Company’s information technology, or those of third parties on which the Company relies, or any cybersecurity or data privacy incidents affecting the Company or its third-party service providers, (17) risks related to the Company’s indebtedness or changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to generate cash to service indebtedness and refinance debt on favorable terms, (18) risks associated with operating in foreign countries, (19) foreign currency fluctuations relative to the U.S. dollar, (20) changes in tax laws or global trade policies, (21) the Company’s ability to comply with various environmental legal requirements, (22) risks related to recycling and recycled content laws and regulations, (23) risks related to climate-change and air emissions, including related laws or regulations and increased ESG scrutiny and changing expectations from stakeholders, and the other risk factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequently-filed Quarterly Reports on Form 10-Q.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance, and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

O-I GLASS, INC. 2026 PROXY STATEMENT	82

Forward-Looking Statements

Additionally, certain forward-looking and other statements in this Proxy Statement or other locations, such as the Company’s corporate website, regarding ESG matters are informed by various ESG standards and frameworks (which may include standards for the measurement of underlying data) and the interests of various stakeholders. Accordingly, such information may not be, and should not be interpreted as necessarily being “material” under the federal securities laws for SEC reporting purposes, even if the Company uses the word “material” or “materiality” in such discussions. In particular, certain standards and frameworks use definitions of “materiality” in the ESG context that differ from, and are often more expansive than, the definition under U.S. federal securities laws. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices. The Company’s disclosures may change due to revisions in framework requirements, availability of information, changes in its business or applicable governmental policies, or other factors, some of which may be beyond its control.

O-I GLASS, INC. 2026 PROXY STATEMENT	83

Proxy Solicitation

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement and the Company’s 2025 Annual Report to share owners available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2025.

A copy of the Company’s Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to O-I Glass, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company’s website at www.o-i.com.

March 31, 2026

Perrysburg, Ohio

O-I GLASS, INC. 2026 PROXY STATEMENT	84

General Information About The Meeting

GENERAL INFORMATION ABOUT THE MEETING

The Annual Meeting of the share owners of O-I Glass, Inc. will be held on Wednesday, May 13, 2026 at 9:00 a.m. EDT, solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/OI2026 and entering the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT, and you should allow ample time for the online check-in procedures.

Attendance at the virtual Annual Meeting will provide you with the same rights to participate as you would have at an in-person meeting. This approach also aligns with the Company’s broader sustainability goals. Once admitted to the Annual Meeting, you may submit questions, vote or view the Company’s list of share owners by following the instructions that will be available on the meeting website. During the Annual Meeting, share owners will: (1) vote to elect 10 directors, each to serve a term of one year; (2) consider the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026; and (3)  participate in an advisory vote to approve named executive officer compensation for 2025.

This Proxy Statement has been prepared in connection with the solicitation by the Board of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about March 31, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 13, 2026

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2025 Annual Report to share owners. The Notice of Internet Availability provides instructions on how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions on how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement and the Company’s 2025 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card, voting instructions form or Notice of Internet Availability.

Who May Vote

You will be entitled to vote online during the Annual Meeting if you are a share owner of record as of the close of business on March 18, 2026 (the “record date”). Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may also vote online during the Annual meeting. At the close of business on the record date, 153,284,461 shares of common stock were outstanding. Each share of common stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of common stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan. For all shares allocated to the Company's 401(k) plans for which no voting instructions are received, the trustee will vote such shares in the same proportion on all proposals as shares in the Company's 401(k) plans for which voting instructions are received.

O-I GLASS, INC. 2026 PROXY STATEMENT	85

General Information About The Meeting

How to Vote

If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways.

Internet	Phone	Mail	During the Meeting

Visit www.proxyvote.com. Be sure to have the control number found on the proxy card, voting instruction form or Notice of Internet Availability. Follow the voting instructions and confirm that your votes have been accurately recorded.

	Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. You must enter the control number listed on the proxy card and follow the instructions.	Send your completed and signed proxy card promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.

Deadline

The deadline for submitting a proxy by Internet or telephone is 11:59 p.m., EDT, on May 12, 2026 (or 11:59 p.m., EDT, on May 10, 2026 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan). If a proxy is submitted by Internet or telephone, the share owner does not need to return the proxy card. If the share owner chooses to submit its proxy by mail, the deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., EDT, on May 12, 2026 (or 11:59 p.m., EDT, on May 10, 2026 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan).

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2025 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote online during the Annual Meeting.

O-I GLASS, INC. 2026 PROXY STATEMENT	86

General Information About The Meeting

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If proxies are duly executed but no instructions are given, proxies will be voted to (a) elect each of the 10 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2027; (b) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026; (c) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2025; and (d) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999; (b) submitting a later dated proxy; or (c) voting online during the Annual Meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A majority in voting power of the common stock issued and outstanding and entitled to vote at the meeting, the holders of which are present virtually or represented by proxy, shall constitute a quorum. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting virtually, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on certain proposals) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of the holders of a majority in voting power of the common stock present virtually or represented by proxy and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. Abstentions will have the same effect as votes “against” this proposal. “Broker non-votes” are not expected for this proposal, as NYSE rules allow brokers or nominees to exercise discretionary voting authority on this “routine” proposal.

Proposal Three. The affirmative vote of the holders of a majority in voting power of the common stock present virtually or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation for 2025. Abstentions will have the same effect as votes “against” this proposal, and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2026 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

O-I GLASS, INC. 2026 PROXY STATEMENT	87

Appendix A

APPENDIX A

Calculation of Target Measures

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted net earnings, adjusted net earnings per share and return on invested capital provides relevant and useful supplemental financial information, which is widely used by analysts and investors as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non-GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non-GAAP presentation allows the Board, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excludes items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, which is glass container production, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations. For certain incentive compensation decisions, management may also use earnings before interest and taxes for a particular geographic region.

Free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions, or other payments, that were not included in the Company’s budget. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity. Adjusted net earnings are divided by adjusted weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Compensation and Talent Development Committee elected to hold the pension/retiree medical portion of Accumulated Other Comprehensive Income constant. Return on invested capital is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

O-I GLASS, INC. 2026 PROXY STATEMENT	A-1

Appendix A

Calculation of Earnings Before Interest and Taxes (EBIT)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2025	2024
Earnings (loss) before income taxes	$(49)	$38
Interest expense, net	341	335
Items management considers not representative of ongoing operations	447	241
Changes in foreign currency exchange rates	(32)	29
EBIT	$707	$643

Calculation of Earnings Before Interest and Taxes for Americas Central (AM Central EBIT)

Year ended
December 31,
(Dollars in millions)	2025
Earnings (loss) before income taxes	$(49)
Interest expense, net	341
Items management considers not representative of ongoing operations	447
Retained corporate costs & other	107
Total Segment operating profit	846

Other Americas segment operating profit	(374)
Changes in foreign currency exchange rates	(8)
Europe segment operating profit	(297)
Americas Central EBIT	$167

Calculation of Free Cash Flow (FCF)

Year ended
December 31,
(Dollars in millions)	2025
Cash provided by operating activities	$600
Cash payments for property, plant and equipment	(432)
Changes in foreign currency exchange rates	(65)
Plus payments related to a legacy environmental settlement	17
FCF	$120

Calculation of Adjusted Earnings Per Share (EPS)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions, except per share amounts)	2025	2024	2023
Net earnings (loss) attributable to the Company	$(129)	$(106)	$(103)
Adjustments: Items that management considers not representative of ongoing operations	378	233	594
Adjusted net earnings	$249	$127	$491

Shares outstanding (millions)	154	155	155
Add: Impact for diluted shares (1)	2	2	4
Adjusted diluted shares outstanding (millions)	155	157	159

Earnings (loss) per share attributable to the Company (diluted)	$(0.84)	$(0.69)	$(0.67)
Adjusted Net Earnings Per Share	$1.60	$0.81	$3.09
(1)	For purposes of computing adjusted net earnings per share, the diluted average shares are 155 million, 157 million and 159 million for the years ended December 31, 2025, 2024 and 2023, respectively.

O-I GLASS, INC. 2026 PROXY STATEMENT	A-2

Appendix A

Calculation of Return on Invested Capital (ROIC)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions)	2025	2024	2023
Earnings (loss) before income taxes	$(49)	$38	$67
Interest expense, net	341	335	342
Items management considers not representative of ongoing operations	447	241	560
Less: Income tax impact (1)	(246)	(299)	(230)
	$493	$315	$739

Consolidated debt	$4,999	$4,969	$4,946
Less: Accumulated other comprehensive income (2)	(1,720)	(2,032)	(1,575)
Add: Other share owner’s equity (3)	3,510	3,624	3,769
	$6,789	$6,561	$7,140
ROIC	7.26%	4.81%	10.36%
(1)	Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).
(2)	For each of the three-year performance periods, the Compensation and Talent Development Committee elected to hold constant the pension and retiree medical portion of Accumulated Other Comprehensive Income as of December 31, 2022.
(3)	Total share owner’s equity less Accumulated Other Comprehensive Income for the years ended December 31, 2025, 2024, and 2023. For 2023, the Company recorded a $445 million goodwill impairment charge. This charge has been added back to share owner’s equity for purposes of computing ROIC for the years ended December 31, 2025, 2024 and 2023.

O-I GLASS, INC. 2026 PROXY STATEMENT	A-3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86615-P42705 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026. 3. To approve, by advisory vote, the Company's named executive officer compensation. The Board of Directors recommends you vote FOR proposals 2, and 3: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual Meeting of Share Owners or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors O-I GLASS, INC. 1a. Samuel R. Chapin 1b. David V. Clark, II 1c. Eugenio Garza y Garza 1d. Gordon J. Hardie 1e. John Humphrey 1f. Iain J. Mackay 1g. Hari N. Nair 1h. Cheri Phyfer 1i. Catherine I. Slater 1j. Carol A. Williams Nominees: For Against Abstain SCAN TO VIEW MATERIALS & VOTEw O-I GLASS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2026 for shares held in a Plan (as defined on reverse side). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V86616-P42705 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. O-I GLASS, INC. Annual Meeting of Share Owners May 13, 2026 9:00 AM ET This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Darrow A. Abrahams and John A. Haudrich and each of them, as proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of O-I Glass, Inc. held of record by the undersigned on March 18, 2026, at the Annual Meeting of Share Owners to be held on May 13, 2026, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to Fidelity Management Trust Company, as Trustee, to vote all shares of common stock of O-I Glass, Inc. allocated to the account(s) of the undersigned as of March 18, 2026, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned share owner. If this proxy is duly executed but no direction is made: This proxy will be voted FOR the election of each of the director nominees, FOR Proposal 2, and FOR Proposal 3. For all shares allocated to the Plans for which no voting instructions are received by the Plan deadline, Fidelity Management Trust Company, as Trustee, will vote such shares in the same proportion on all proposals as shares in the Plans for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side